FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) on Form S-3 (Registration No. 333-125422) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website:
"www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuer nor the Underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                                 $270,955,000
                                 (APPROXIMATE)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-2
                                 ISSUING ENTITY

                    ASSET-BACKED CERTIFICATES, SERIES 2006-2

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


                        The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:


----------------------                 ORIGINAL                                         ORIGINAL
|Consider carefully  |               CERTIFICATE                                      CERTIFICATE
|the risk factors    |                PRINCIPAL         PASS-THROUGH                    PRINCIPAL      PASS-THROUGH
|beginning on page   |   CLASS        BALANCE(1)            RATE            CLASS       BALANCE(1)         RATE
|S-15 in this        |  ---------   -------------    ------------------   ---------   ------------   ----------------
|prospectus          |
|supplement and on   |  Class A-1   $ 165,344,000     Adjustable(2) (3)   Class M-3   $  8,768,000   Adjustable(2)(3)
|page 4 in the       |  Class A-2   $  28,236,000     Adjustable(2) (3)   Class M-4   $  3,111,000   Adjustable(2)(3)
|prospectus.         |  Class A-3   $  26,183,000     Adjustable(2) (3)   Class M-5   $  3,111,000   Adjustable(2)(3)
|                    |  Class M-1   $  25,455,000     Adjustable(2) (3)   Class M-6   $  3,252,000   Adjustable(2)(3)
|The certificates    |  Class M-2   $   4,525,000     Adjustable(2) (3)   Class M-7   $  2,970,000   Adjustable(2)(3)
|represent           |
|obligations of the  | ------------------
|trust only and do   | (1)  Approximate. The initial certificate principal
|not represent an    |      balance of each class is subject to a variance of
|interest in or      |      plus or minus 10%.
|obligation of Bear  | (2)  The pass-through rates on these classes of
|Stearns Asset       |      certificates are adjustable rates based on One-Month
|Backed Securities I |      LIBOR subject to a maximum rate, in each case as
|LLC, EMC            |      described under "Summary--Description of the
|Mortgage            |      Certificates--Pass-Through Rates" in this free
|Corporation, Wells  |      writing prospectus.
|Fargo Bank, N.A.,   | (3)  Subject to a step-up if the optional termination
|JPMorgan Chase      |      right is not exercised.
|Bank, N.A. or any   |
|of their affiliates.| The certificates represent interests in a pool of fixed
---------------------- rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively
                       amortizing and secured primarily by first and more
                       junior liens on one- to four-family residential
                       properties.

                       Credit enhancement will be provided by:

                            o   excess spread and overcollateralization
                            o   subordination of the Class M certificates
                            o   an interest rate swap agreement.

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in June 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                   Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

                   The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about June 19, 2006.

                            BEAR, STEARNS & CO. INC.
            The date of the free writing prospectus is June 13, 2006

               For use with the base prospectus dated June 7, 2006

                                TABLE OF CONTENTS


               FREE WRITING PROSPECTUS                                                 PROSPECTUS
               -----------------------                                                 ----------
SUMMARY.............................................S-5           Risk Factors........................................4
RISK FACTORS.......................................S-15           Description of the Securities......................14
THE MORTGAGE POOL..................................S-33           The Trust Funds....................................24
SERVICING OF THE MORTGAGE LOANS....................S-44           Credit Enhancement.................................45
DESCRIPTION OF THE CERTIFICATES....................S-56           Servicing of Loans.................................52
YIELD, PREPAYMENT AND MATURITY                                    The Agreements.....................................61
CONSIDERATIONS.....................................S-93           Material Legal Aspects of the Loans................76
USE OF PROCEEDS...................................S-112           The Sponsor........................................90
FEDERAL INCOME TAX CONSEQUENCES...................S-112           The Depositor......................................91
STATE TAXES.......................................S-114           Use of Proceeds....................................92
ERISA CONSIDERATIONS..............................S-114           Material Federal Income Tax Considerations.........92
LEGAL MATTERS.....................................S-115           Reportable Transactions...........................125
LEGAL PROCEEDINGS.................................S-115           State and Local Tax Considerations................125
AFFILIATIONS, RELATIONSHIPS AND                                   ERISA Considerations..............................125
RELATED TRANSACTIONS..............................S-116           Legal Matters.....................................135
RATINGS...........................................S-116           Financial Information.............................135
LEGAL INVESTMENT..................................S-117           Available Information.............................135
AVAILABLE INFORMATION.............................S-119           Incorporation of Certain Information
REPORTS TO CERTIFICATEHOLDERS.....................S-119                by Reference.................................136
INCORPORATION OF INFORMATION BY                                   Ratings...........................................137
REFERENCE.........................................S-119           Legal Investment Considerations...................138
INDEX OF DEFINED TERMS............................S-120           Plan of Distribution..............................139
                                                                  Glossary of Terms.................................140
SCHEDULE A -  Mortgage Loan
              Statistical Data......................A-1
ANNEX I -     Global Clearance, Settlement
              and Tax Documentation
              Procedures............................I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-63 of this free writing prospectus, "Index of Defined Terms" beginning on page S-120 of this free writing prospectus or "Glossary of Terms" beginning on page 140 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES                                      Stearns Companies Inc. and an affiliate
                                                      of Bear, Stearns & Co. Inc.
Asset-Backed Certificates, Series 2006-2,
represent beneficial ownership interests              SPONSOR
in a trust fund that consists primarily
of a pool of fixed rate, hybrid and                   EMC Mortgage Corporation, in its capacity
adjustable rate mortgage loans,                       as a mortgage loan seller, a Delaware
substantially all of which are fully or               corporation and an affiliate of the
negatively amortizing and secured                     depositor and Bear, Stearns & Co. Inc.,
primarily by first and more junior liens              which will sell the mortgage loans to the
on one- to four-family residential                    depositor.
properties and certain other property and
assets described in this free writing                 MASTER SERVICER
prospectus.
                                                      Wells Fargo Bank, N.A.
ORIGINATORS
                                                      SERVICERS
The principal originators of the mortgage
loans are United Companies Financial                  The primary servicer of the mortgage
Corporation and Wells Fargo Bank, N.A.,               loans is EMC Mortgage Corporation, which
with respect to approximately 28.72% and              services approximately 91.79% of the
17.29%, respectively, in each case, by                cut-off date principal balance of the
stated principal balance as of the                    mortgage loans. No other entity is a
cut-off date (the "cut-off date principal             servicer of at least 10% of the cut-off
balance"). No other entity originated or              date principal balance of the mortgage
acquired over 10% of the cut-off date                 loans.
principal balance of the mortgage loans.
                                                      We refer you to "Servicing of the
We refer you to "The Mortgage Pool" in                Mortgage Loans" in this free writing
this free writing prospectus for a                    prospectus for a description of the
description of the applicable                         servicing of the mortgage loans.
underwriting criteria.
                                                      TRUSTEE
DEPOSITOR
                                                      JPMorgan Chase Bank, N.A., a national
Bear Stearns Asset Backed Securities I                banking association.
LLC, a Delaware limited liability company
and a limited purpose finance subsidiary
of The Bear


                                       S-5


SECURITIES ADMINISTRATOR                              possibility that certain mortgage loans
                                                      may become delinquent or default or may
Wells Fargo Bank, N.A., a national                    be removed or substituted and that
banking association.                                  similar or different mortgage loans may
                                                      be added to the pool prior to the closing
PAYING AGENT AND CERTIFICATE REGISTRAR                date.

Wells Fargo Bank, N.A., a national                    All percentages, amounts and time periods
banking association.                                  with respect to the characteristics of
                                                      the mortgage loans shown in this free
SWAP PROVIDER                                         writing prospectus and in schedule A to
                                                      this free writing prospectus are subject
Wachovia Bank, N.A., a national banking               to a variance of plus or minus 10%.
association.
                                                      Approximately 35.98% of the mortgage
ISSUING ENTITY                                        loans, by cut-off date principal balance,
                                                      are hybrid mortgage loans which, as of
Bear Stearns Asset Backed Securities I                the cut-off date, are in their fixed rate
Trust 2006-2, a New York common law                   period. "Hybrid mortgage loans" are fixed
trust.                                                rate mortgage loans that convert to
                                                      adjustable rate mortgage loans after an
POOLING AND SERVICING AGREEMENT                       initial stated period of time ranging
                                                      from one to ten years.
The pooling and servicing agreement dated
as of May 1, 2006, among the sponsor, the             For many of the hybrid mortgage loans, a
master servicer, the depositor, the                   period of time has elapsed since the date
securities administrator and the trustee,             of their origination. As a result, some
under which the trust will be formed and              hybrid mortgage loans may no longer be in
will issue the certificates.                          their fixed rate period, or may convert
                                                      to an adjustable rate within a shorter
CUT-OFF DATE                                          period of time than their initial stated
                                                      fixed rate period. The weighted average
The close of business on May 1, 2006.                 number of months until the next (or in
                                                      the case of hybrid loans in their fixed
CLOSING DATE                                          rate period, initial) interest rate
                                                      adjustment date for each mortgage loan is
On or about June 19, 2006.                            indicated in the table below.

THE MORTGAGE LOANS                                    The interest rate borne by the adjustable
                                                      rate mortgage loans, including the hybrid
The aggregate principal balance of the                loans in their adjustable rate period,
mortgage loans as of the cut-off date is              will adjust in each case based on a
approximately $282,834,938. The mortgage              related index plus a fixed percentage set
loans are fixed, hybrid and adjustable                forth in or computed in accordance with
rate mortgage loans, substantially all of             the related note subject to rounding and
which are fully or negatively amortizing              to certain other limitations, including
and secured primarily by first and more               an initial cap, a subsequent periodic cap
junior liens on primarily one- to                     on each adjustment date and a maximum
four-family residential properties.                   lifetime mortgage rate, all as more fully
                                                      described under "The Mortgage Pool" in
The characteristics of the mortgage loans             this free writing prospectus. As to each
as described in this free writing                     such adjustable rate mortgage loan, the
prospectus and in Schedule A may differ               related servicer will be responsible for
from the final pool as of the closing                 calculating and implementing interest
date due, among other things, to the                  rate adjustments.

                                                      Approximately 2.98% of the mortgage
                                                      loans, by stated principal balance as of
                                                      the cut-off- date,


                                       S-6


have a negative amortization feature,                      Fixed rate fully amortizing           28.39%
under which accrued interest on such                       Fixed rate balloon loans              10.28%
mortgage loan will be deferred and added                   Adjustable rate fully
to the principal balance of that mortgage                      amortizing                         4.15%
loan to the extent that the minimum                        Hybrid fully amortizing               57.00%
monthly payment on such mortgage loan on                   Hybrid balloon loans                   0.17%
its interest payment date is less than
the amount of accrued interest due on                 Indices:
that mortgage loan on that payment date.                   1-year CMT                             1.21%
                                                           6-month LIBOR                         56.91%
The stated principal balance of each                       1-year LIBOR                           0.17%
mortgage loan generally has been                           1-month LIBOR                          0.89%
calculated on the assumption that the                      MTA                                    2.13%
principal portion of all monthly payments
due with respect to each mortgage loan on             Types of mortgage properties:
or before the cut-off date has been                        Single family dwellings               77.74%
received.                                                  Condominium                            3.78%
                                                           Planned Unit Development              12.47%
Set forth below is certain information                     2-4 family dwellings                   5.50%
regarding the mortgage loans and the                       Townhouse                              0.33%
related mortgaged properties as of the                     Co-op                                  0.01%
cut-off date. The information provided is                  Manufactured Home                      0.17%
approximate. All weighted average
information provided below reflects                   Owner Occupied                             93.51%
weighting of the mortgage loans by their              Investor Property                           4.60%
stated principal balances as of the                   Second Home                                 1.89%
cut-off date.
                                                      First liens                                81.06%
Schedule A, which is attached and is a                Second liens                               18.94%
part of this free writing prospectus,
presents more detailed statistical                    State concentrations (over 5%):
information relating to the mortgage                       California                            15.11%
loans. You should also refer to "The                       Florida                                7.28%
Mortgage Pool" in this free writing                        Georgia                                5.61%
prospectus.                                                Texas                                  5.82%

The following table summarizes the                    Delinquencies:
approximate characteristics of the                         31-60 days                             9.78%
mortgage loans as of the cut-off date:
                                                      Adjustable rate loans:
Number of mortgage loans                    4,009     Weighted average:
Aggregate principal balance          $282,834,938          Gross Margin                          5.349%
Average principal balance                 $70,550          Periodic Cap                          1.602%
Range of principal balances             $2,440 to          Maximum Mortgage
                                       $1,340,358            Rate                               14.531%
Range of mortgage rates         4.750% to 15.750%          Months to Next
Weighted average mortgage                                    Adjustment                       11 months
     rate                                  9.031%
Weighted average loan-to-value                        REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
     ratio                                 84.64%
Range of scheduled remaining          7 months to     The trustee (or the applicable custodian as
     terms to maturity                 476 months     its agent) will acknowledge the sale,
Weighted average scheduled                            transfer and assignment to it by the
     remaining term to maturity        287 months     depositor and receipt of, subject to further
                                                      review and the exceptions, the mortgage
Original term:                                        loans. If the trustee (or the applicable
     0-180 months                          16.95%     custodian as its agent) finds that any
     181-360 months                        82.50%     mortgage loan is defective on its face due to
     361+ months                            0.55%     a breach of the representations and
                                                      warranties with respect to that loan made in
Interest rate type:                                   the transaction agreements,




                                       S-7


the trustee (or the applicable custodian as           information with respect to the Class B-IO
its agent) will promptly notify the sponsor           Certificates and the Class R Certificates in
of such defect. The sponsor must then correct         this free writing prospectus solely to
or cure any such defect within 90 days from           provide you a better understanding of the
the date of notice from the trustee (or the           offered certificates.
applicable custodian as its agent) of the
defect and if the sponsor fails to correct or         The final scheduled distribution date for the
cure such defect within such period and such          offered certificates is the distribution date
defect materially and adversely affects the           in June 2036.
interests of the certificateholders in the
related mortgage loan, the sponsor will, in           RECORD DATE
accordance with the terms of the pooling and
servicing agreement, within 90 days of the            The business day preceding the applicable
date of notice, provide the trustee (or the           distribution date so long as the certificates
applicable custodian as its agent) with a             remain in book-entry form; and otherwise the
substitute mortgage loan (if within two years         last business day of the month preceding the
of the closing date) or repurchase the                month in which such distribution date occurs.
mortgage loan; provided that, if such defect
would cause the mortgage loan to be other             DENOMINATIONS
than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Internal Revenue            For each class of offered certificates,
Code, any such cure or substitution must              $25,000 and multiples of $1,000 in excess
occur within 90 days from the date such               thereof (except that one certificate may be
breach was discovered.                                issued in an amount equal to the remainder of
                                                      that class).
DESCRIPTION OF THE CERTIFICATES
                                                      REGISTRATION OF CERTIFICATES
GENERAL
                                                      The trust will issue the offered certificates
The trust will issue senior and subordinate           initially in book-entry form. Persons
certificates. Classes with the letter "A" in          acquiring beneficial ownership interests in
their class name represent senior interests           book-entry certificates may elect to hold
in the mortgage pool and we sometimes refer           their beneficial interests through The
to these certificates as Class A Certificates         Depository Trust Company, in the United
or senior certificates. Classes with the              States, or Clearstream Luxembourg or
letter "M" in their class name represent              Euroclear, in Europe.
subordinate interests in the mortgage pool
and we sometimes refer to these certificates          We refer you to "Description of the
as Class M Certificates or subordinate                Certificates -- Book-Entry Registration" and
certificates.                                         "Annex I--Global Clearance, Settlement and
                                                      Tax Documentation Procedures" in this free
We sometimes refer to the senior certificates         writing prospectus.
and the subordinate certificates as the
offered certificates.                                 PASS-THROUGH RATES

The Class R Certificates, which we are not            The pass-through rates for each class of
offering by this free writing prospectus,             offered certificates may change from
represent the residual interests in one or            distribution date to distribution date. The
more real estate mortgage investment conduits         pass-through rate will therefore be adjusted
established by the trust.                             on a monthly basis. Investors will be
                                                      notified of a pass-through rate adjustment
The trust will also issue the Class B-IO              through the monthly distribution reports as
Certificates, which we are not offering by            described under "Description of the
this free writing prospectus. We have                 Certificates - Reports to Certificateholders"
included                                              in this free writing prospectus. On any
                                                      distribution


                                       S-8


date, the pass-through rate per annum for             The "optional termination date" is the first
each such class will be equal to:                     distribution date that the depositor would
                                                      have the option to purchase all of the
(a)  One-Month LIBOR for the related accrual          remaining trust assets, as described under
     period plus the per annum pass-through           "Optional Termination" below.
     margins of:
                                                      The "interest rate cap" for each of the
     o   for the Class A-1 certificates,              certificates is equal to the weighted average
         initially [_____]% and after the             of the net mortgage rates of the mortgage
         optional termination date, [_____]%,         loans as of the first day of the related due
                                                      period, adjusted to an effective rate
     o   for the Class A-2 certificates,              reflecting the accrual of interest on an
         initially [_____]% and after the             actual/360 basis and further adjusted for any
         optional termination date, [_____]%,         net swap payments and certain swap
                                                      termination payments as described in this
     o   for the Class A-3 certificates,              free writing prospectus.
         initially [_____]% and after the
         optional termination date, [_____]%,         If on any distribution date, the pass-through
                                                      rate for a class of offered certificates is
     o   for the Class M-1 certificates,              based on the interest rate cap and the amount
         initially [_____]% and after the             of such limitation exceeds the amount
         optional termination date, [_____]%,         available for such class from payments under
                                                      the interest rate swap agreement, the holders
     o                                                of the related certificates may receive a
                                                      lesser amount of interest than they would
         for the Class M-2 certificates,              have received on such distribution date had
         initially [_____]% and after the             the pass-through rate for that class not been
         optional termination date, [_____]%,         calculated based on its interest rate cap.
                                                      Any such shortfall amounts will be carried
     o   for the Class M-3 certificates,              over to future distribution dates and will be
         initially [_____]% and after the             paid to the extent there are available funds
         optional termination date, [_____]%,         therefor.

     o   for the Class M-4 certificates,              We refer you to "Description of the
         initially [_____]% and after the             Certificates - Distributions" in this free
         optional termination date, [_____]%,         writing prospectus.

     o   for the Class M-5 certificates,              DISTRIBUTION DATES
         initially [_____]% and after the
         optional termination date, [_____]%,         The paying agent will make distributions on
                                                      the certificates on the 25th day of each
     o   for the Class M-6 certificates,              calendar month beginning in June 2006 to the
         initially [_____]% and after the             appropriate holders of record. If the 25th
         optional termination date, [_____]%,         day of a month is not a business day, then
         and                                          the paying agent will make distributions on
                                                      the next business day after the 25th day of
     o   for the Class M-7 certificates,              the month.
         initially [_____]% and after the
         optional termination date, [_____]%,         INTEREST PAYMENTS
         but
                                                      On each distribution date holders of the
(b)  in each case subject to the interest             offered certificates will be entitled to
     rate cap for such distribution date as           receive:
     described below.
                                                        o   the interest that has accrued on the
                                                            certificate principal balance of
                                                            such class of certificates at the
                                                            related pass-


                                       S-9


through rate (subject to the interest rate                 o   principal payments on the mortgage
cap) during the related accrual period,                        loans and

     plus                                                  o   interest payments on the mortgage
                                                               loans not needed to pay interest on
     o   any interest due on a prior                           the certificates and monthly fees
         distribution date that was not paid,                  and expenses, until a specified
                                                               overcollateralization level has been
     minus                                                     reached.

     o   certain shortfalls in interest               You should review the priority of payments
         collections allocated to that class          described under "Description of the
         of certificates.                             Certificates - Distributions" in this free
                                                      writing prospectus.
In the event that an increase in the
interest-rate index relating to a negative            CREDIT ENHANCEMENT
amortization mortgage loan causes interest to
accrue on that mortgage loan for a given              Credit enhancement provides limited
month in excess of the scheduled monthly              protection to holders of specified
payment then payable on the related due date          certificates against shortfalls in payments
for that mortgage loan, the amount of such            received on the mortgage loans. This
excess will be added to the outstanding               transaction employs the following forms of
principal balance of that mortgage loan in            credit enhancement:
the form of "negative amortization."
                                                      SUBORDINATION. By issuing senior certificates
The offered certificates may receive                  and subordinate certificates, the trust has
additional interest distributions as we have          increased the likelihood that senior
described below under "Description of the             certificateholders will receive regular
Certificates -- The Interest Rate Swap                payments of interest and principal.
Agreement."
                                                      The senior certificates will have payment
The accrual period for the offered                    priority over the subordinate certificates.
certificates will be the period from and
including the preceding distribution date (or         Among the classes of subordinate
from the closing date, in the case of the             certificates:
first distribution date) to and including the
day prior to the current distribution date.                o   the Class M-1 certificates will have
Investors will be notified of a pass-through                   payment priority over the Class M-2
rate adjustment through the monthly                            certificates, the Class M-3
distribution reports.                                          certificates, the Class M-4
                                                               certificates, the Class M-5
Calculations of interest on the offered                        certificates, the Class M-6
certificates will be based on a 360-day year                   certificates and the Class M-7
and the actual number of days elapsed during                   certificates;
the related accrual period.
                                                           o   the Class M-2 certificates will have
PRINCIPAL PAYMENTS                                             payment priority over the Class M-3
                                                               certificates, the Class M-4
On each distribution date, distributions of                    certificates, the Class M-5
principal will be made on the offered                          certificates, the Class M-6
certificates, in the priorities described in                   certificates and the Class M-7
this free writing prospectus, if there is                      certificates;
cash available on that date for the payment
of principal to the applicable class. Monthly              o   the Class M-3 certificates will have
principal distributions will generally                         payment priority over the Class M-4
include:                                                       certificates, the Class M-5
                                                               certificates, the Class M-6
                                                               certificates and the Class M-7
                                                               certificates;


                                      S-10


     o   the Class M-4 certificates will have         average pass-through rate on such offered
         payment priority over the Class M-5          certificates. This higher interest rate will
         certificates, the Class M-6                  be paid on an aggregate principal balance of
         certificates and the Class M-7               mortgage loans that is larger than the
         certificates;                                aggregate principal balance of the
                                                      certificates. Interest payments received in
     o   the Class M-5 certificates will have         respect of the mortgage loans in excess of
         payment priority over the Class M-6          the amount that is needed to pay interest on
         certificates and the Class M-7               the offered certificates and related trust
         certificates; and                            expenses will be used to reduce the total
                                                      principal balance of such certificates until
      o  the Class M-6 certificates will have         a required level of overcollateralization has
         payment priority over the Class M-7          been achieved. As of the closing date, the
         certificates;                                aggregate principal balance of the mortgage
                                                      loans as of the cut-off date will exceed the
Subordination provides the holders of                 aggregate principal balance of the
certificates having a higher payment priority         certificates by approximately $11,879,938.
with protection against losses realized when
the unpaid principal balance on a mortgage            We refer you to "Description of the
loan exceeds the proceeds recovered on                Certificates -- Excess Spread and
liquidation of that mortgage loan. In                 Overcollateralization Provisions" in this
general, we accomplish this loss protection           free writing prospectus.
by allocating any realized losses on the
mortgage loans, in excess of any current              INTEREST RATE SWAP AGREEMENT
overcollateralization and excess spread,
among the certificates, beginning with the            The certificates will have the benefit of an
class of subordinate certificates with the            interest rate swap agreement which the
lowest payment priority, until the                    trustee, on behalf of the trust, will enter
certificate principal balance of that                 into with Wachovia Bank, N.A., the swap
subordinated class has been reduced to zero.          provider, on the closing date. On or before
We then allocate the realized losses to the           each distribution date through the
next most junior class of subordinate                 distribution date in May 2010, subject to
certificates, until the principal balance of          earlier termination as set forth in this free
each class of subordinate certificates is             writing prospectus, Wells Fargo Bank, N.A.,
reduced to zero. After the certificate                as swap administrator, on behalf of the
principal balances of all of the subordinate          trust, will be obligated to make fixed
certificates have been reduced to zero, the           payments, and the swap provider will be
principal portion of realized losses on a             obligated to make floating payments, in each
mortgage loan occurring during the related            case as set forth in the interest rate swap
due period will be allocated to the Class A           agreement and as described in this free
certificates, pro rata, until the certificate         writing prospectus. To the extent that the
principal balance of each such class has been         fixed payment exceeds the floating payment in
reduced to zero.                                      respect of any distribution date, amounts
                                                      otherwise available to the certificateholders
We refer you to "Description of the                   will be applied to make a net payment to the
Certificates--Distributions" and                      swap administrator for payment to the swap
"--Allocation of Realized Losses" in this             provider. To the extent that the floating
free writing prospectus.                              payment exceeds the fixed payment in respect
                                                      of any distribution date, the swap provider
EXCESS SPREAD AND OVERCOLLATERALIZATION. We           will make a net swap payment to the swap
expect the mortgage loans to generate more            administrator, and the swap administrator,
interest than is needed to pay interest on            pursuant to a swap administration agreement,
the offered certificates because we expect            will remit such net swap payment to the trust
the weighted average net interest rate of             to the extent needed to cover certain
such mortgage loans to be higher than the             interest shortfalls and basis risk shortfalls
weighted                                              and to build


                                      S-11


overcollateralization for the certificates as         date in the month preceding the month in
described in this free writing prospectus.            which such distribution date occurs. The
                                                      servicing fee rate will range from 0.25% to
We have described the amounts payable under           0.50% per annum. Interest shortfalls on the
the interest rate swap agreement under                related mortgage loans resulting from
"Description of the Certificates -The                 prepayments in full in any calendar month
Interest Rate Swap Agreement" in this free            will be offset by the related servicer or, if
writing prospectus. Payments under the                and to the extent not offset by the related
interest rate swap agreement may mitigate             servicer, by the master servicer on the
against the effects of the interest rate cap          distribution date in the following calendar
resulting from a mismatch between the                 month to the extent of compensating interest
weighted average mortgage rate of the                 payments as described in this free writing
mortgage loans and the One-Month LIBOR-based          prospectus.
rates on the certificates.
                                                      OPTIONAL TERMINATION
ADVANCES
                                                      EMC Mortgage Corporation may purchase all of
Each servicer will make cash advances with            the remaining assets in the trust fund when
respect to delinquent payments of scheduled           the stated principal balance of the mortgage
interest and principal (other than principal          loans and any foreclosed real estate owned by
on any balloon payment) on the mortgage loans         the trust fund has declined to or below 10%
for which it acts as servicer, in general to          of the stated principal balance of the
the extent that such servicer reasonably              mortgage loans as of the cut-off date. We
believes that such cash advances can be               refer to this distribution date as the
repaid from future payments on the related            "optional termination date." Such a purchase
mortgage loans. If the related servicer fails         will result in the early retirement of all
to make any required advances, the master             the certificates.
servicer in general may be obligated to do
so, as described in this free writing                 FEDERAL INCOME TAX CONSEQUENCES
prospectus. These cash advances are only
intended to maintain a regular flow of                For federal income tax purposes, the trust
scheduled interest and principal payments on          (other than the basis risk reserve fund, the
the certificates and are not intended to              swap account, the swap administration
guarantee or insure against losses.                   agreement and the interest rate swap
                                                      agreement) will comprise multiple real estate
We refer you to "Servicing of the Mortgage            mortgage investment conduits, organized in a
Loans" in this free writing prospectus.               tiered REMIC structure. The certificates
                                                      (other than the Class R Certificates) will
SERVICING FEE AND MASTER SERVICING FEE                represent beneficial ownership of "regular
                                                      interests" in the related REMIC identified in
The master servicer will be entitled to               the pooling and servicing agreement and
receive a fee as compensation for its                 rights to receive certain payments of Basis
activities under the pooling and servicing            Risk Shortfall Carry Forward Amounts and
agreement equal to 1/12th of 0.025% per annum         certain payments under the interest rate swap
of the aggregate principal balance of the             agreement.
mortgage loans as of the first day of the
month immediately preceding such distribution         The residual certificates will represent the
date. Each of the servicers will be entitled          beneficial ownership of the sole class of
to recover a fee as compensation for its              "residual interest" in a REMIC. Certain
activities under the related servicing                classes of offered certificates may be issued
agreement equal to 1/12th of the applicable           with original issue discount for federal
servicing fee rate multiplied by the stated           income tax purposes.
principal balance of each mortgage loan
serviced by it as of the due                          We refer you to "Federal Income Tax
                                                      Consequences" in this free writing prospectus


                                      S-12


and "Material Federal Income Tax                                    Standard &
Considerations" in the prospectus for                    Class        Poor's      Fitch
additional information concerning the                 A-1              AAA         AAA
application of federal income tax laws.               A-2              AAA         AAA
                                                      A-3              AAA         AAA
LEGAL INVESTMENT                                      M-1               AA          AA
                                                      M-2              AA-         AA-
None of the certificates will be "mortgage            M-3               A           A
related securities" for purposes of the               M-4               A-          A-
Secondary Mortgage Market Enhancement Act of          M-5              BBB+        BBB+
1984.                                                 M-6              BBB         BBB
                                                      M-7              BBB-        BBB-
We refer you to "Legal Investment
Considerations" in the prospectus.                    A rating is not a recommendation to buy, sell
                                                      or hold securities and any rating agency can
ERISA CONSIDERATIONS                                  revise or withdraw such ratings at any time.
                                                      In general, ratings address credit risk and
The Class A Certificates may be purchased by          do not address the likelihood of prepayments.
an employee benefit plan or other retirement
arrangement subject to the Employee
Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of
1986 ("Plan"), but the subordinate
certificates may only be purchased by or on
behalf of a Plan if one of a number of
prohibited transaction class exemptions,
based on the identity of the fiduciary of
such plan or arrangement or the source of
funds used to acquire the certificates, is
applicable to the acquisition and holding of
such certificates.

We refer you to "ERISA Considerations" in this free writing prospectus and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's" and Fitch Ratings, which we refer to as "Fitch."

                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.



The subordinate certificates have a greater
risk of loss than the senior certificates.
                                                      When certain classes of certificates provide
                                                      credit enhancement for other classes of certificates it is sometimes referred to as "subordination." References in the following paragraph to "related subordinated classes" means:

                                                           o   with respect to the senior certificates, the subordinate
                                                               certificates; and

                                                           o   with respect to the Class M Certificates, the Class M
                                                               Certificates having a higher numerical designation.

                                                      We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided.
                                                      Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-7
                                                      Certificates until the certificate principal balance of such
                                                      Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all such subordinated classes were to be reduced to zero and excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have


                                      S-15


                                                      been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related due period will be allocated to the Class A Certificates, pro rata, until the certificate principal balance of each such class has been reduced to zero.

                                                      In addition to subordination, we will provide credit enhancement through the buildup of overcollateralization. See "Risk Factors--Excess spread may be inadequate to cover losses and/or to build
                                                      overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                                      You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                                      We refer you to "Description of the Certificates" in this free writing prospectus for additional information.


ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES


                                                      The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                                      It is not expected that the subordinate certificates will be entitled to any principal distributions until at least June 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the



                                      S-16


                                                      subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                                      In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.
                                                      Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO COVER
LOSSES AND/OR TO BUILD OVERCOLLATERALIZATION

                                                      The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates.
                                                      Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates and trust fund expenses, or "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to build
                                                      overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate


                                      S-17


                                                      certificate principal balance of the certificates (other than the Class
                                                      B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this free writing prospectus.

                                                      The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the related due period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                                      If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE YIELDS
ON THE OFFERED CERTIFICATES

                                                      The pass-through rates on the offered certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the mortgage loans. If on any distribution date the pass-through rate for a class of offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the interest rate swap agreement, the holders of the certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT ALWAYS
RECEIVE INTEREST BASED ON ONE-MONTH LIBOR
PLUS THE RELATED MARGIN

                                                      The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date.
                                                      Thus, the yield to investors in such classes of certificates will be


                                      S-18


                                                      sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month
                                                      LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                                      To the extent interest on the offered certificates on a distribution date is limited to the interest rate cap, the difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                                      In addition, although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month
                                                      LIBOR rates through the distribution date in May 2010, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to Description of the Certificates--The
                                                      Interest Rate Swap Agreement" in this free writing prospectus for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS

                                                      As of the cut-off date, approximately 11.27% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.


                                      S-19


THE ORIGINATOR OF CERTAIN OF THE MORTGAGE
LOANS HAS CEASED OPERATIONS AS A RESULT OF
FINANCIAL DIFFICULTIES

                                                      Mortgage loans constituting approximately 28.72% of the cut-off date principal balance of the mortgage loans were originated or purchased by
                                                      United Companies Financial Corporation (referred to herein as United
                                                      Companies). In March 1999, United Companies filed for bankruptcy protection. The sponsor acquired substantially all of these mortgage loans from clean-up calls of several series of United Companies'
                                                      sponsored mortgage pass-through certificates, which such mortgage loans backed. There can be no assurance that the performance of these mortgage loans will correlate with the performance of mortgage loans originated by United Companies in prior years, or correlate with the performance of mortgage loans historically serviced by EMC Mortgage
                                                      Corporation.

THE ORIGINATORS OF A PORTION OF THE MORTGAGE
LOANS HAVE OPERATED SUBJECT TO FINANCIAL
CONSTRAINTS

                                                      Certain originators of mortgage loans, including United Companies, have sought bankruptcy protection, ceased active operations or operated subject to financial constraints. There can be no assurance that the performance of these mortgage loans will correlate with the performance of mortgage loans historically serviced by EMC Mortgage Corporation.

CERTAIN MORTGAGE LOANS WERE UNDERWRITTEN TO
NON-CONFORMING UNDERWRITING STANDARDS, WHICH
MAY RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES

                                                      The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming"
                                                      mortgage loan means a mortgage loan which is ineligible for purchase by
                                                      Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie
                                                      Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors.
                                                      These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie


                                      S-20


                                                      Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER IMPAIRED
MORTGAGE LOANS MAY INCREASE RISK OF LOSS

                                                      Approximately 9.78% of the mortgage loans, by cut-off date principal balance, were 30 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable
                                                      characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                                           o   mortgage loans that violated the underwriting guidelines or program guidelines under which they were originated;

                                                           o   mortgage loans that had missing or defective loan
                                                               documentation;

                                                           o   mortgage loans that were previously delinquent;

                                                           o   borrowers who may have a record of credit write-offs,
                                                               outstanding judgments, current or prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines;

                                                           o  mortgage loans with low credit scores and/or high current loan-to-value ratios, debt service coverage ratios or combined amortized loan-to-value ratios;

                                                           o   seasoned mortgage loans;

                                                           o   missing or deficient appraisals (for example, the comparable properties did not support the appraised value); or

                                                           o   the absence of required primary mortgage insurance.

                                                      As a result of these characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by


                                      S-21


                                                      the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS AND
LOSSES

                                                      There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                                      In the event that:

                                                           o   the mortgaged properties fail to provide adequate security for the related mortgage loans, and

                                                           o   the protection provided by the subordination of certain
                                                               classes of certificates and the availability of
                                                               overcollateralization are insufficient to cover any shortfall,

                                                      you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED BY THE
UNPREDICTABILITY OF PREPAYMENTS

                                                      No one can accurately predict the level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                                           o   general economic conditions,

                                                           o   the level of prevailing interest rates,

                                                           o   the availability of alternative financing and

                                                           o   homeowner mobility.

                                                      Substantially all of the mortgage loans by stated principal balance as of the cut-off date contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser


                                      S-22


                                                      of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 34.46% of the mortgage loans by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                                                      The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the mortgage loans, which may fluctuate significantly from time to time.

                                                      You should note that:

                                                           o   if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

                                                           o  if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

                                                           o   your yield will be sensitive to the interest rate cap and to the level of One-Month LIBOR;

                                                           o   since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

                                                           o   the overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered
                                                               certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered
                                                               certificates as a result of the overcollateralization
                                                               provisions will influence the yield on the offered
                                                               certificates in a manner similar to the manner in which
                                                               principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

                                                           o   you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                                                      The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted


                                      S-23


                                                      solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.
                                                      Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.
                                                      In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                                      We refer you to "The Mortgage Pool" and " Yield, Prepayment and
                                                      Maturity Considerations" in this free writing prospectus and "Material
                                                      Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in
                                                      the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS MAY EXTEND THE
WEIGHTED AVERAGE LIFE AND AFFECT THE YIELD TO
MATURITY OF YOUR CERTIFICATES

                                                      Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS MAY
RESULT IN LOSSES ON THE MORTGAGE LOANS AND
THE OFFERED CERTIFICATES

                                                      Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                                      The mortgage loans are also subject to federal laws, including:

                                                           o   the Federal Truth in Lending Act
                                                               and Regulation Z promulgated
                                                               thereunder, which require certain
                                                               disclosures to the mortgagors
                                                               regarding the terms of the
                                                               mortgage loans;



                                      S-24


                                                           o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right
                                                               under the Consumer Credit Protection Act, in the extension of credit; and

                                                           o
                                                               the Depository Institutions Deregulation and Monetary Control
                                                               Act of 1980, which preempts certain state usury laws.

                                                      Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by
                                                      Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                                      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                                      The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.



                                      S-25


A REDUCTION IN CERTIFICATE RATING COULD HAVE
AN ADVERSE EFFECT ON THE VALUE OF YOUR
CERTIFICATES

                                                      The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                                      The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR INSOLVENCY OF
CERTAIN PARTIES

                                                      The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                                      In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES COULD HAVE A
DISPROPORTIONATE EFFECT ON THE MORTGAGE LOANS
DUE TO GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES

                                                      Approximately 15.11%, 7.28%, 5.82% and 5.61% of the mortgage loans by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida, Texas and Georgia, respectively. No other state constituted more than 5.00% of


                                      S-26


                                                      the mortgage loans by stated principal balance as of the cut-off date.
                                                      Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                                      In addition:

                                                           o   economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                                           o   declines in the residential real estate market in the
                                                               specified states may reduce the values of properties located in those states, which would result in an increase in the
                                                               loan-to-value ratios; and

                                                           o   any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing
                                                               available to the borrowers at lower interest rates, which
                                                               could result in an increased rate of prepayment of the
                                                               mortgage loans.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP
PROVIDER

                                                      Net swap payments payable to the swap administrator, on behalf of the trust, by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date through the distribution date in May 2010, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through May 2010, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to


                                      S-27


                                                      the interest rate swap agreement) generally exceeds 5.41% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. On any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement
                                                      (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                                                      The swap agreement terminates in accordance with its terms on the distribution date in May 2010, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator, on behalf of and from funds of the trust, or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the
                                                      Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.


                                            S-28


                                                      Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

HURRICANE KATRINA, HURRICANE RITA AND
HURRICANE WILMA MAY ADVERSELY AFFECT THE
MORTGAGE LOANS

                                                      Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and
                                                      Louisiana and surrounding areas on September 23, 2005 and Hurricane
                                                      Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane
                                                      Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies.

                                                      With respect to mortgage loans affected by Hurricane Katrina, if the mortgaged property is located in public and individual assistance counties as designated by FEMA (as set forth on its website
                                                      www.fema.gov), EMC, as servicer of certain of the mortgage loans, ceased charging late fees and ceased certain credit reporting activity for all related mortgagors in such counties until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary. In addition, EMC as servicer of certain of the mortgage loans shall suspend all foreclosure and bankruptcy activity relating to such mortgage loans until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary.

                                                      As of the cut-off date, approximately 7.28% , 5.82%, 3.36%, 0.54% and
                                                      1.90% of the mortgage loans are located in the states of Florida,
                                                      Texas, Louisiana, Alabama and Mississippi, respectively.


                                            S-29


                                                      No assurance can be given as to the effect of Hurricane Katrina,
                                                      Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property.
                                                      Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE
PERFORMANCE OF BORROWERS

                                                      Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance.
                                                      See "The Mortgage Pool -Underwriting Guidelines" in this free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY BE
AFFECTED BY REVISED SERVICING PROCEDURES
ADOPTED IN RESPONSE TO TERRORIST ATTACKS

                                                      In response to the terrorist attacks on September 11, 2001 in New York
                                                      City and Arlington, Virginia, EMC Mortgage Corporation and certain other servicers announced the implementation of revised servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                                                      Such revised servicing procedures generally include:

                                                           o   increased use of repayment plans that will seek to cure
                                                               delinquencies without imposing undue hardship on the affected mortgagor;

                                                           o   extending due dates for payments;

                                                           o   waiving or reducing late payment fees or similar fees;


                                            S-30


                                                           o   waiving deficiency balances for victims of the terrorist
                                                               attacks; and

                                                           o   suspending the submission of reports to credit bureaus for affected mortgagors that have delinquent mortgage loans.

                                                      We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD BE
REDUCED BY SHORTFALLS DUE TO THE APPLICATION
OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND
SIMILAR STATE OR LOCAL LAWS

                                                      The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans.
                                                      The ongoing military operations of the United States in Iraq and
                                                      Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status.
                                                      Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES

                                                      The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to


                                                             S-31


                                                      fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                                      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                                      Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SOME OF THE MORTGAGE LOANS ARE SECURED BY
SECOND LIENS, WHICH MAY RESULT IN INCREASED
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

                                                      Approximately 18.94% of the mortgage loans by cut-off date principal balance are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 98.17% of the mortgage pool. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of June 19, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is May 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, May 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured primarily by first and more junior liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $109,398,620 and consists of 2,283 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $173,436,318 and consists of 1,726 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 34.46% by cut-off date principal balance of the mortgage loans still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 11.27% of the mortgage loans by cut-off date principal balance has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal index with respect to the adjustable rate mortgage loans is Six-Month LIBOR.

         6-Month LIBOR. Approximately 56.91% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                                         6-Month LIBOR
                                                         -------------
----------------------------------------------------------------------------------------------------------------------------
Month                1998         1999        2000         2001        2002        2003         2004        2005        2006
----------------------------------------------------------------------------------------------------------------------------
January 1              5.63%       5.06%       6.21%       5.26%       2.03%       1.38%       1.22%         2.78%       4.71%
February 1             5.70        4.98        6.31        4.91        2.03        1.35        1.21          2.97        4.82
March 1                5.75        5.12        6.33        4.71        2.04        1.34        1.17          3.19        4.98
April 1                5.81        5.06        6.52        4.30        2.36        1.23        1.16          3.41        5.14
May 1                  5.75        5.07        6.78        3.98        2.12        1.29        1.38          3.54
June 1                 5.78        5.25        7.11        3.91        2.08        1.21        1.58          3.71
July 1                 5.75        5.58        7.00        3.69        1.95        1.12        1.94          3.92
August 1               5.59        5.74        6.90        3.45        1.87        1.21        1.98          3.95
September 1            5.25        5.94        6.76        2.52        1.80        1.20        1.99          4.00
October 1              4.98        5.96        6.72        2.12        1.71        1.16        2.20          4.23
November 1             5.15        6.11        6.64        2.03        1.60        1.23        2.32          4.47
December 1             5.07        6.07        6.20        1.98        1.47        1.27        2.63          4.63


         The remaining adjustable rate mortgage loans, representing approximately 4.40% of the mortgage pool will bear interest based on 4 other indices.

NEGATIVE AMORTIZATION

         Approximately 2.98% of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., or LaSalle Bank National Association, each as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-2, Asset-Backed Certificates, Series 2006-2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-2, Asset-Backed Certificates, Series 2006-2, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the applicable custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the applicable custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after such custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first (or second) priority lien (as applicable) on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the applicable custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from such custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to
(i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: United Companies, with respect to approximately 28.72% of the mortgage loans, and Wells Fargo Bank, N.A., with respect to approximately 17.29% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance, in the aggregate.

         The sponsor purchased substantially all of the mortgage loans that were originated or purchased by United Companies through the exercise of clean-up calls applicable to certain pass-through certificate offerings. United Companies, which was incorporated in the State of Louisiana, filed for bankruptcy protection in March 1999.

UNDERWRITING GUIDELINES

         The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for

"A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-2.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                        December 31, 2003                     December 31, 2004                      October 31, 2005
                        -----------------                     -----------------                      ----------------
                                  Total Portfolio                        Total Portfolio                       Total Portfolio
     Loan Type       Number           of Loans              Number          of Loans             Number            of Loans
     ---------       ------           --------              ------          --------             ------            --------
Alt-A ARM            12,268       $ 3,779,319,393.84        44,821      $11,002,497,283.49       62,521      $16,371,656,951.49
Alt-A Fixed          15,907       $ 3,638,653,583.24        11,011      $ 2,478,381,379.40       15,444      $ 3,370,889,688.07
HELOC                     -       $           -                 -       $            -            9,309      $   509,391,438.93
Neg-Am ARM                -       $           -                 -       $            -           20,804      $ 7,515,084,661.26
Prime ARM            16,279       $ 7,179,048,567.39        30,311      $11,852,710,960.78       23,962      $11,960,110,456.13
Prime Fixed           2,388       $ 1,087,197,396.83         1,035      $   509,991,605.86        1,346      $   426,879,747.26
Prime Short           7,089       $ 2,054,140,083.91        23,326      $ 7,033,626,375.35       12,707      $ 4,687,378,638.50
Duration ARM
Reperforming          2,800       $   247,101,330.36         2,802      $   311,862,677.46        1,610      $   143,455,015.55
Seconds                   -       $           -             14,842      $   659,832,093.32       92,043      $ 4,491,782,148.34
SubPrime             29,303       $ 2,898,565,285.44       102,759      $14,578,747,677.08       84,042      $13,400,254,946.87

Totals               86,034       $20,884,025,641.01       230,907      $48,427,650,052.74      323,788      $62,876,883,692.40


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as a custodian pursuant to a custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and one or more other servicers, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. No entity other than the sponsor is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o     receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o     calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o     investor and tax reporting,

         o     oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o     communicating with borrowers;

         o     sending monthly remittance statements to borrowers;

         o     collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o     paying escrows for borrowers, if applicable;

         o     calculating and reporting payoffs and liquidations;

         o     maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The Sponsor and one or more other servicers will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 91.79% of the cut-off date principal balance of the mortgage loans will be serviced by the Sponsor. No entity other than the Sponsor is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.



                       As of December 31, 2003                   As of December 31, 2004
-----------------------------------------------------------------------------------------------------------
                                           Percent   Percent                             Percent    Percent
                 No.                        by No.     by       No.                       by No.      by
  Loan           of         Dollar           of      Dollar     of         Dollar          of       Dollar
  Type          Loans       Amount          Loans    Amount    Loans       Amount         Loans     Amount
-------------- -------  ----------------  --------  --------  -------   --------------   --------   --------
Alta-A Arm.      2,439  $    653,967,869    1.40%     4.75%    19,498   $ 4,427,820,708    7.96%     15.94%
Alta-A Fixed    19,396  $  3,651,416,057   11.14%    26.51%    25,539   $ 4,578,725,473   10.43%     16.48%
Prime Arm..      7,978  $    868,798,347    4.58%     6.31%     8,311   $ 1,045,610,015    3.39%      3.76%
Prime Fixed     16,377  $  1,601,411,491    9.40%    11.63%    14,560   $ 1,573,271,574    5.95%      5.66%
Seconds....     25,290  $    690,059,169   14.52%     5.01%    39,486   $ 1,381,961,155   16.13%      4.98%
Subprime...     76,166  $  5,058,932,126   43.73%    36.73%   114,436   $13,706,363,250   46.74%     49.34%
Other......     26,523  $  1,249,014,373   15.23%     9.07%    23,010   $ 1,063,682,459    9.40%      3.83%
               --------------------------------------------------------------------------------------------
Total......    174,169  $ 13,773,599,432  100.00%   100.00%   244,840   $27,777,434,635  100.00%    100.00%


               As of October 31, 2005
--------------------------------------------------
                             Percent     Percent
    No.                       by No.       by
    of          Dollar         of        Dollar
   Loans        Amount        Loans      Amount
  -------   -------------   ---------   --------
   50,528   $11,821,548,094   11.65%     21.25%
   34,038   $ 6,268,800,717    7.85%     11.27%
    8,910   $ 1,267,784,249    2.05%      2.28%
   16,929   $ 2,343,126,437    3.90%      4.21%
  136,562   $ 6,239,175,080   31.48%     11.21%
  138,609   $19,037,928,201   31.95%     34.22%
   48,256   $ 8,655,251,712   11.12%     15.56%
--------------------------------------------------
  433,832   $55,633,614,489  100.00%    100.00%


COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.025% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.50% per annum and the weighted average servicing fee, by stated principal balance as of the cut-off date is approximately 0.48%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The paying agent will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from the master servicer. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee and the master servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency, if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and each custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for distribution to the master servicer. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement will obligate the master servicer, as successor servicer, to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS OF COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

         o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and

         o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the pooling and servicing agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class B-IO Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

                  o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

                  o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, to each class of Class A Certificates, Current
                  Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           second, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5

                  Certificates, the Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, Current Interest for each such class;

                           third, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fourth, any Remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to the Class A-1 Certificates, the Class A-2
                  Certificates and the Class A-3 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-6 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eighth, to the Class M-7 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to the Class A-1 Certificates, the Class A-2
                  Certificates and the Class A-3 Certificates, the Class A Principal Distribution Amount, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eighth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to each class of Class A Certificates, any
                  unpaid Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause first under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           second, from any remaining Excess Cashflow, to each
                  class of Class A Certificates, pro rata, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           fourth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to each class of Class A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           sixth, from any remaining Net Monthly Excess
                  Cashflow, first to each class of Class A Certificates, pro rata, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                           seventh, from any remaining Excess Cashflow, to the
                  Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                           eighth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           ninth, any remaining amounts to the residual
                  certificates.

GLOSSARY
         "Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below, which shall, on any such distribution date, so long as their respective certificate principal balances have not been reduced to zero, equal the amount, if any, by which, (a) the aggregate certificate principal balance of all of the certificates (after all distributions of principal on such distribution date) exceeds (b) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the interest rate swap agreement

                       (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date), together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 55.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 73.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 76.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 82.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 85.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 87.20% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 89.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 91.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-7 Certificates, have been reduced to zero, the Class M-7 Principal Distribution will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus, and any net deferred interest allocated to such class.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of Current Interest on the certificates and Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i)      the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

                  o the interest portion of proceeds of the repurchase of any mortgage loans,

                  o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

                  less

         (ii)     the sum, without duplication, of the following amounts:

                  o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, any custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) over (b) the certificate principal balances of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" is 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in. With respect to any distribution date and all other mortgage loans, the period that is provided in the related servicing agreement.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i)      the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds collected during the related Due Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period and all Subsequent Recoveries received during the related Due Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                  less

         (ii)     the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer, any custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date, and

                  o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date (i) prior to the Step-Down Date is 4.20% of the aggregate principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (a) 8.40% of the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and (b) the Overcollateralization Floor or (iii) on and after the Step-Down Date and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amount of any net deferred interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

                  o any Realized Loss thereon incurred during the related Due Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o    the distribution date occurring in June 2009 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 44.60%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)      (i)   the three-month rolling average of the sum of the
                        Stated Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due Period, equals or exceeds

                  (ii) 31.25% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

          (B) as of the last day of the related Due Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                              LOSS PERCENTAGE
                 -----------------                              ---------------

                 June 2009 through May 2010                          4.00%
                 June 2010 through May 2011                          6.00%
                 June 2011 through May 2012                          7.50%
                 June 2012 and each month thereafter                 8.50%

         "Unpaid Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

------------------------------- ------------------------------- ------------------------------------------
             ITEM                            FEE                                PAID FROM
------------------------------- ------------------------------- ------------------------------------------
MASTER SERVICING FEE(1)         0.025% per annum                MORTGAGE LOAN INTEREST COLLECTIONS
------------------------------- ------------------------------- ------------------------------------------
SERVICING FEE(1)                0.25% - 0.50% per annum         MORTGAGE LOAN INTEREST COLLECTIONS
------------------------------- ------------------------------- ------------------------------------------

----------------------------------------------------------------------------------------------------------
(1)  THE MASTER SERVICING FEE AND SERVICING FEE ARE PAID ON A FIRST PRIORITY
     BASIS FROM COLLECTIONS ALLOCABLE TO INTEREST ON THE MORTGAGE LOANS, PRIOR
     TO DISTRIBUTIONS TO CERTIFICATEHOLDERS.
---------------------------------------------------------------------------------------------------------
(2) SUBJECT TO A VARIANCE OF PLUS OR MINUS 0.0025%.
----------------------------------------------------------------------------------------------------------

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-7 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related due period will be allocated to the Class A Certificates, pro rata, until the certificate principal balance of each such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over
(B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

                  o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%, and

                  o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         The trustee, for the benefit of the certificateholders, will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Wachovia Bank, N.A. (the "Swap Provider"). On each distribution date through and including the distribution date in May 2010, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the "Swap Administration Agreement") between the trustee and Wells Fargo Bank, N.A., as swap administrator (in such capacity, the "Swap Administrator"), the Swap Administrator will distribute to the Swap Provider amounts, if any, received from the trust, and the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be remitted to the paying agent for distribution to the certificateholders in respect of certain Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow as described in this free writing prospectus. The Swap Account will not be an asset of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each such distribution date, the trust will be obligated to pay to the Swap Administrator for distribution to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate of 5.41% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 and the denominator of which is
360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator for distribution to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date, as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies) of 40.00% CPR. The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in May 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                                                  NOTIONAL AMOUNT OF
      MONTH OF DISTRIBUTION DATE                             INTEREST RATE SWAP AGREEMENT ($)
-------------------------------------         ----------------------------------------------------------
  June 2006                                                       181,975,911.02
  July 2006                                                       174,255,978.87
  August 2006                                                     166,862,443.19
  September 2006                                                  159,781,541.13
  October 2006                                                    153,000,088.96
  November 2006                                                   146,505,457.70
  December 2006                                                   140,285,549.76
  January 2007                                                    134,328,776.75
  February 2007                                                   128,624,037.96
  March 2007                                                      123,160,699.90
  April 2007                                                      117,928,576.77
  May 2007                                                        112,917,911.53
  June 2007                                                       108,119,357.89
  July 2007                                                       103,524,013.96
  August 2007                                                      99,123,136.89
  September 2007                                                   60,945,347.45
  October 2007                                                     58,342,768.48
  November 2007                                                    55,850,783.90
  December 2007                                                    53,464,712.14
  January 2008                                                     51,180,069.20
  February 2008                                                    48,992,560.35
  March 2008                                                       46,898,072.14
  April 2008                                                       44,892,664.77
  May 2008                                                         42,972,564.80
  June 2008                                                        41,134,158.12
  July 2008                                                        39,373,983.20
  August 2008                                                      37,688,724.77
  September 2008                                                   36,075,207.57
  October 2008                                                     34,530,390.46
  November 2008                                                    33,051,360.82
  December 2008                                                    31,635,329.09
  January 2009                                                     30,279,623.55
  February 2009                                                    28,981,685.47
  March 2009                                                       27,739,064.23
  April 2009                                                       26,549,412.80
  May 2009                                                         25,410,483.43
  June 2009                                                        24,320,123.36
  July 2009                                                        23,276,270.92
  August 2009                                                      22,276,951.60
  September 2009                                                   21,320,274.42
  October 2009                                                     20,404,428.43


                                                                  NOTIONAL AMOUNT OF
      MONTH OF DISTRIBUTION DATE                             INTEREST RATE SWAP AGREEMENT ($)
-------------------------------------         ----------------------------------------------------------
  November 2009                                                    19,527,679.26
  December 2009                                                    18,688,365.95
  January 2010                                                     17,884,897.84
  February 2010                                                    17,115,751.62
  March 2010                                                       16,379,468.43
  April 2010                                                       15,674,651.18
  May 2010                                                         14,999,961.97

         The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

         o        "Failure to Pay or Deliver,"

         o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

         o "Merger without Assumption" (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

         o "Illegality" (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

         o "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

         In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), which include failure of the Swap Provider to comply with the Downgrade Provisions (as defined below); failure of the Swap Provider to comply with the Regulation AB Provisions of the Interest Rate Swap Agreement; occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement; and amendment of the pooling and servicing agreement in a manner that may materially adversely affect the Swap Provider without prior written consent of the Swap Provider.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

         If the Swap Provider's credit ratings are withdrawn or fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within the time period specified in the Interest Rate Swap Agreement, each of S&P and Fitch has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating withdrawal or downgrade and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute swap provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements (such provisions, the "Downgrade Provisions").

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest

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Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

         first, to each class of Class A Certificates, pro rata, to pay Current Interest and any Interest Carry Forward Amount on each such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

         second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

         third, to pay, first to each class of Class A Certificates, pro rata, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

         fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses and to the extent not covered by Excess Cashflow, distributed in the same manner and priority as the Principal Distribution Amount and as described under "Description of the Certificates--Excess Cashflow Provisions" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

THE SWAP PROVIDER

         Wachovia Bank, N.A., ("Wachovia") is a national banking association that has, as of the date of this free writing prospectus, long-term debt ratings from S&P, Fitch Ratings and Moody's of "AA-", "AA-" and "Aa2", respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody's of "A-1+", "F1+" and "P-1", respectively. The ratings reflect the respective rating agency's current assessment of the creditworthiness of Wachovia and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of the most recent audited annual financial statements of Wachovia Corporation, the parent company of the Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

         The information contained in the preceding paragraph has been provided by Wachovia for use in this free writing prospectus. Wachovia has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the Interest Rate Swap Agreement is less than 10%.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment, (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  14. Whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  16. the cumulative Realized Losses through the end of the preceding calendar month;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

                  19. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

                  o    to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

                  As of any date of determination,

                  o holders of the offered certificates will be allocated 98% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

                  o holders of the Class B-IO Certificates will be allocated 1% of all voting rights; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises either such option, it will effect such repurchase at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or any custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, and

                  o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIANS

         Wells Fargo Bank will act as a custodian of approximately 12.05% of the mortgage loans and LaSalle Bank National Association ("LaSalle") will act as a custodian of approximately 87.95% of the mortgage loans, each pursuant to a separate custodial agreement. Each of Wells Fargo Bank and LaSalle, in such capacity, is referred to herein as a custodian.

         Wells Fargo Bank, as a custodian, is responsible to hold and safeguard the related mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. Wells Fargo Bank will maintain each such mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor.

         Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. It maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         LaSalle, as a custodian, will hold the respective mortgage loan files exclusively for the use and benefit of the trust. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the respective mortgage loan files will be governed by the pooling and servicing agreement.

         LaSalle provides custodial services on approximately 1,000 residential mortgage loan securitization transactions and currently maintains approximately
2.5 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle's two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

         LaSalle and EMC are parties to certain custodial agreements whereby the LaSalle, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

         Pursuant to these custodial agreements, LaSalle is currently providing its custodial services for most of related mortgage loans for which it will be acting as custodian in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

         The trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of March 31, 2006,

JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,075 asset-backed securities transactions, including about 862 domestic residential mortgage receivables securities transactions.

         JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as trustee until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans

(although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 34.46% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

                  o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

                  o the delinquency and default experience of the mortgage loans;

                  o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in May 2010, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this free writing prospectus.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" is the distribution date in June 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 24% CPR assumes a constant prepayment rate of 24% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in June 2006, in accordance with the payment priorities defined in this free writing prospectus, and no amounts are received by the trust from the interest rate swap agreement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in May 2006, and include 30 days' interest thereon;

                  o the closing date for the Certificates is June 19, 2006;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                                INDEX                                     RATE
                                -----                                     ----

                           1-Month LIBOR                                5.170%
                           6-Month LIBOR                                5.391%
                           1-Year LIBOR                                 5.474%
                           1-Year CMT                                   5.040%
                           MTA                                          4.282%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, EMC Mortgage Corporation does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

                  o no Net Swap Payments or Swap Termination Payments are made; and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS

                                                                                            Original       Remaining     Remaining
Mortgage                                                   Gross              Net         Amortization    Amortization   Term of
 Loan     Original          Current     Initial Monthly   Mortgage          Mortgage         Term            Term        Maturity
Number   Balance($)        Balance($)    Payment ($)       Rate (%)         Rate (%)        (months)       (months)       (months)
------   ----------        ----------    -----------       --------         --------        --------       --------       -------
  1      480,250.00        479,164.84        N/A        8.5500000000       8.0250000000       480             471          351
  2      177,175.00        131,717.81        N/A        9.7474171298       9.2224171298       314             212          N/A
  3      344,000.00        344,000.00        N/A        7.0650000000       6.5400000000       360             355          N/A
  4      455,000.00        455,000.00        N/A        9.4500000000       8.9250000000       360             356          N/A
  5      531,000.00        531,000.00        N/A        10.8350000000      10.3100000000      360             356          N/A
  6      256,890.25        256,603.41        N/A        6.0000000000       5.4750000000       341             338          N/A
  7      249,050.00        249,050.00        N/A        8.0000000000       7.4750000000       360             350          N/A
  8      1,452,576.00      1,452,495.03      N/A        6.7900736363       6.2650736363       360             351          N/A
  9      250,700.00        250,361.32        N/A        7.3510192789       6.8260192789       360             353          N/A
  10     504,000.00        504,000.00        N/A        7.2500000000       6.7250000000       360             353          N/A
  11     213,600.00        213,600.00        N/A        7.5900000000       7.0650000000       360             353          N/A
  12     359,600.00        359,496.99        N/A        6.8750000000       6.3500000000       360             349          N/A
  13     1,183,430.00      1,183,426.43      N/A        7.9619053368       7.4369053368       360             353          N/A
  14     208,000.00        208,000.00        N/A        8.5000000000       7.9750000000       360             355          N/A
  15     227,100.00        227,100.00        N/A        7.4000000000       6.8750000000       360             356          N/A
  16     280,000.00        280,000.00        N/A        6.2500000000       5.7250000000       360             353          N/A
  17     490,428.00        490,428.00        N/A        7.9178024093       7.3928024093       360             350          N/A
  18     166,400.00        166,400.00        N/A        7.5500000000       7.0250000000       360             352          N/A
  19     2,153,932.00      2,153,681.73      N/A        7.0308848816       6.5058848816       360             352          N/A
  20     846,900.00        846,899.90        N/A        8.6550892113       8.1300892113       360             357          N/A
  21     3,207,752.00      3,206,262.26      N/A        7.6996387852       7.2837062590       360             353          N/A
  22     851,000.00        851,000.00        N/A        6.7002350176       6.1752350176       360             350          N/A
  23     1,043,675.00      1,043,659.93      N/A        8.3278664682       7.8028664682       360             353          N/A
  24     1,314,932.00      1,314,868.81      N/A        7.9074050912       7.3824050912       360             354          N/A
  25     2,568,406.00      2,567,687.12      N/A        7.2892331838       6.8434856786       360             354          N/A
  26     970,400.00        961,526.81        N/A        7.4767644248       6.9517644248       360             350          N/A
  27     357,000.00        354,714.10        N/A        7.2500000000       6.7250000000       360             352          N/A
  28     8,924,049.00      8,872,875.78      N/A        8.3969012463       7.8719012463       359             351          N/A
  29     7,105,702.00      7,061,049.83      N/A        7.9798484501       7.5545681241       360             352          N/A
  30     2,865,045.00      2,872,955.82      N/A        8.1353608943       7.6103608943       360             351          N/A
  31     294,400.00        293,522.52        N/A        8.1580525559       7.6330525559       480             469          N/A
  32     981,375.00        969,135.11        N/A        8.1094262663       7.5844262663       360             343          N/A
  33     1,109,725.00      1,095,283.80      N/A        8.1550702136       7.6300702136       360             344          N/A
  34     215,500.00        212,793.16        N/A        7.7073962303       7.1823962303       360             344          N/A
  35     117,200.00        116,641.72        N/A        6.7000000000       6.1750000000       480             469          N/A
  36     124,000.00        122,587.48        N/A        6.4000000000       5.8750000000       360             348          N/A
  37     5,288,600.00      5,258,266.82      N/A        8.3735516734       7.8485516734       360             352          N/A
  38     15,242,225.00     15,133,871.36     N/A        7.7368773583       7.4312664732       360             351          N/A
  39     817,156.25        802,327.40        N/A        8.0264398666       7.5014398666       353             339          N/A
  40     931,500.00        926,861.87        N/A        8.8014942796       8.2764942796       480             470          N/A
  41     386,270.00        386,114.49        N/A        6.5221249272       5.9971249272       360             350          N/A
  42     625,656.00        625,407.50        N/A        6.2801113494       5.7551113494       360             351          N/A
  43     527,200.00        527,200.00        N/A        5.8573596358       5.3323596358       360             349          N/A
  44     482,400.00        478,895.41        N/A        5.9109456802       5.3859456802       360             351          N/A
  45     445,300.00        445,299.98        N/A        6.5933359575       6.0683359575       360             350          N/A
  46     461,300.00        461,300.00        N/A        6.5666865380       6.0416865380       360             353          N/A
  47     2,492,200.00      2,491,860.63      N/A        7.7826532229       7.2576532229       360             357          N/A
  48     758,250.00        756,609.87        N/A        6.6111860363       6.0861860363       360             350          N/A
  49     116,000.00        116,000.00        N/A        7.7750000000       7.2500000000       360             358          N/A
  50     265,000.00        265,000.00        N/A        5.7500000000       5.2250000000       360             351          N/A
  51     398,400.00        398,381.00        N/A        7.2620726139       6.7370726139       360             357          N/A
  52     672,000.00        669,037.96        N/A        7.0749395844       6.5499395844       360             354          N/A
  53     137,200.00        135,867.29        N/A        6.2500000000       5.7250000000       360             350          N/A
  54     147,000.00        147,618.62        543.34     7.4608300000       6.9358300000       360             349          N/A
  55     1,319,200.00      1,340,358.42      4,243.07   7.2108300000       6.6858300000       360             351          N/A
  56     322,500.00        328,003.11        1,037.29   7.1108300000       6.5858300000       360             350          N/A
  57     483,000.00        482,213.90        1,670.03   6.9108300000       6.3858300000       360             348          N/A
  58     178,700.00        181,621.38        574.77     7.0608300000       6.5358300000       360             350          N/A
  59     101,501.00        101,628.65        326.47     7.0608300000       6.5358300000       360             349          N/A
  60     290,000.00        295,025.79        932.75     7.1608300000       6.6358300000       360             350          N/A
  61     328,000.00        337,566.59        1,134.10   7.8608300000       7.3358300000       360             347          N/A
  62     320,000.00        325,128.06        1,029.25   6.7500000000       6.2250000000       360             349          N/A




                                                        Months to                       Next
                                                          Next         Months         Payment            Months
Mortgage                                                Interest      Between        Adjustment         Between
  Loan                                     Gross          Rate         Rate            Period           Payment
Number   Loan Type       Index           Margin (%)    Adjustment   Adjustment         (months)       Adjustment
-----    ---------       -----           ----------    ----------   ----------         --------       ----------
  1      Adjustable   6-MonthLibor      6.9900000000       15              6             16              6
  2      Adjustable   1-YearTreasury    6.0220175389       12              12            13              12
  3      Adjustable   6-MonthLibor      5.5000000000       19              6             20              6
  4      Adjustable   6-MonthLibor      8.4500000000       32              6             33              6
  5      Adjustable   6-MonthLibor      9.7450000000       20              6             21              6
  6      Adjustable   6-MonthLibor      2.2500000000       33              6             34              6
  7      Adjustable   6-MonthLibor      7.0000000000       14              6             15              6
  8      Adjustable   6-MonthLibor      5.7188221016       15              6             16              6
  9      Adjustable   6-MonthLibor      6.0264044781       17              6             18              6
  10     Adjustable   6-MonthLibor      6.8750000000       17              6             18              6
  11     Adjustable   6-MonthLibor      5.9900000000       29              6             30              6
  12     Adjustable   6-MonthLibor      5.0000000000       13              6             14              6
  13     Adjustable   6-MonthLibor      6.1408120613       17              6             18              6
  14     Adjustable   6-MonthLibor      7.5000000000       19              6             20              6
  15     Adjustable   6-MonthLibor      7.4000000000       20              6             21              6
  16     Adjustable   6-MonthLibor      5.5000000000       29              6             30              6
  17     Adjustable   6-MonthLibor      6.1980739273       26              6             27              6
  18     Adjustable   6-MonthLibor      6.9900000000       16              6             17              6
  19     Adjustable   6-MonthLibor      5.8969677017       16              6             17              6
  20     Adjustable   6-MonthLibor      6.2399338458       22              6             23              6
  21     Adjustable   6-MonthLibor      5.9385528964       17              6             18              6
  22     Adjustable   6-MonthLibor      5.5336662750       14              6             15              6
  23     Adjustable   6-MonthLibor      5.8953852305       17              6             18              6
  24     Adjustable   6-MonthLibor      6.3824528643       18              6             19              6
  25     Adjustable   6-MonthLibor      5.5865406289       18              6             19              6
  26     Adjustable   6-MonthLibor      5.0814861200       14              6             15              6
  27     Adjustable   6-MonthLibor      6.7500000000       16              6             17              6
  28     Adjustable   6-MonthLibor      6.0901989118       16              6             17              6
  29     Adjustable   6-MonthLibor      5.9444606580       16              6             17              6
  30     Adjustable   6-MonthLibor      5.9128563869       15              6             16              6
  31     Adjustable   6-MonthLibor      4.9900000000       13              6             14              6
  32     Adjustable   6-MonthLibor      6.3968990768       17              6             18              6
  33     Adjustable   6-MonthLibor      7.3847189186       18              6             19              6
  34     Adjustable   6-MonthLibor      6.3332762872       26              6             27              6
  35     Adjustable   6-MonthLibor      4.9900000000       25              6             26              6
  36     Adjustable   6-MonthLibor      6.4000000000       12              6             13              6
  37     Adjustable   6-MonthLibor      5.9986863198       16              6             17              6
  38     Adjustable   6-MonthLibor      5.3929460023       15              6             16              6
  39     Adjustable   6-MonthLibor      5.0874736444       14              6             15              6
  40     Adjustable   6-MonthLibor      5.4777660090       18              6             19              6
  41     Adjustable   1-YearLibor       2.2500000000       50              12            51              12
  42     Adjustable   1-YearTreasury    2.7500000000       51              12            52              12
  43     Adjustable   1-YearTreasury    2.7500000000       49              12            50              12
  44     Adjustable   6-MonthLibor      2.5445271599       87              6             88              6
  45     Adjustable   6-MonthLibor      2.5633280850       88              6             89              6
  46     Adjustable   6-MonthLibor      2.7500000000       53              6             54              6
  47     Adjustable   6-MonthLibor      2.6250000000       57              6             58              6
  48     Adjustable   6-MonthLibor      2.4790827108       50              6             51              6
  49     Adjustable   6-MonthLibor      2.6250000000       58              6             59              6
  50     Adjustable   6-MonthLibor      2.7500000000       75              6             76              6
  51     Adjustable   6-MonthLibor      2.6250000000       81              6             82              6
  52     Adjustable   6-MonthLibor      3.7614670280       54              6             55              6
  53     Adjustable   6-MonthLibor      2.2500000000       50              6             51              6
  54     Adjustable   MTA               3.4500000000       1               1             2               12
  55     Adjustable   MTA               3.2000000000       1               1             4               12
  56     Adjustable   MTA               3.1000000000       1               1             3               12
  57     Adjustable   MTA               2.9000000000       1               1             13              12
  58     Adjustable   MTA               3.0500000000       1               1             3               12
  59     Adjustable   MTA               3.0500000000       1               1             2               12
  60     Adjustable   MTA               3.1500000000       1               1             3               12
  61     Adjustable   MTA               3.8500000000       1               1             12              12
  62     Adjustable   MTA               2.8000000000       1               1             2               12


                                                                          Remaining                     Maximum
             Initial        Subsequent                                    Interest                      Negative
Mortgage     Periodic        Periodic         Gross           Gross         Only        Periodic      Amortization
  Loan        Rate            Rate           Minimum         Maximum        Term        Payment         Percentage
Number       Cap (%)         Cap (%)         Rate (%)        Rate (%)      (months)     Cap (%)            (%)
------       -------         -------         --------        --------      --------     -------            ---
  1         3.0000000000    1.0000000000    8.5500000000   14.5500000000    N/A           N/A             N/A
  2         3.0000000000    2.0000000000    6.0220175389   15.4920698742    N/A           N/A             N/A
  3         3.0000000000    1.0000000000    7.0650000000   13.0650000000    115           N/A             N/A
  4         3.0000000000    1.0000000000    8.4500000000   24.5250000000    116           N/A             N/A
  5         3.0000000000    1.0000000000    9.7450000000   27.2050000000    116           N/A             N/A
  6         5.0000000000    5.0000000000    2.2500000000   11.0000000000    117           N/A             N/A
  7         3.0000000000    1.0000000000    8.0000000000   14.0000000000    14            N/A             N/A
  8         3.0000000000    3.0000000000    6.5812271385   13.2512931352    15            N/A             N/A
  9         2.4328197343    1.0000000000    6.5935847438   13.3510192789    17            N/A             N/A
  10        4.0000000000    3.0000000000    7.2500000000   13.2500000000    17            N/A             N/A
  11        3.0000000000    2.0000000000    7.5900000000   14.5900000000    17            N/A             N/A
  12        2.0000000000    2.0000000000    6.8750000000   12.8750000000    13            N/A             N/A
  13        3.0000000000    1.0000000000    7.7666904862   13.9619053368    17            N/A             N/A
  14        2.0000000000    1.0000000000    8.5000000000   14.5000000000    31            N/A             N/A
  15        1.5000000000    1.5000000000    7.4000000000   14.4000000000    32            N/A             N/A
  16        3.0000000000    1.0000000000    5.5000000000   12.2500000000    29            N/A             N/A
  17        3.0000000000    1.0000000000    6.4621860905   13.9178024093    26            N/A             N/A
  18        3.0000000000    3.0000000000    7.5500000000   13.5500000000    52            N/A             N/A
  19        3.0000000000    3.0000000000    7.0308848816   14.0308848816    52            N/A             N/A
  20        3.0000000000    1.0000000000    8.6550892113   14.6549264411    57            N/A             N/A
  21        3.5593698708    1.0159572099    6.9413223066   13.7315532050    53            N/A             N/A
  22        2.0000000000    1.3337250294    6.7002350176   13.5333725029    50            N/A             N/A
  23        3.0000000000    3.0000000000    8.3278664682   15.1716853259    53            N/A             N/A
  24        3.0000000000    1.0000000000    7.9074050912   13.9074050912    54            N/A             N/A
  25        2.9270939210    1.0000000000    6.0200595929   13.4708752524    54            N/A             N/A
  26        3.9240164817    2.3280171772    5.1339797655   13.6094251251    N/A           N/A             N/A
  27        3.0000000000    1.0000000000    7.2500000000   12.2500000000    N/A           N/A             N/A
  28        2.9417714152    2.8886297065    7.9229237626   15.0118957553    N/A           N/A             N/A
  29        3.3290819278    1.0062537754    6.6517508608   14.0333714146    N/A           N/A             N/A
  30        2.4423306273    1.6694580531    7.5042265809   13.8829851930    N/A           N/A             N/A
  31        2.0000000000    1.4838274760    8.1580525559   14.1580525559    N/A           N/A             N/A
  32        2.9015210996    2.0065961804    7.2062687863   14.2079051668    N/A           N/A             N/A
  33        3.0000000000    1.0000000000    8.1550702136   14.2488230565    N/A           N/A             N/A
  34        1.9736950426    1.7121402539    7.7073962303   14.2172296760    N/A           N/A             N/A
  35        3.0000000000    3.0000000000    6.7000000000   12.7000000000    N/A           N/A             N/A
  36        3.0000000000    1.0000000000    6.4000000000   12.4000000000    N/A           N/A             N/A
  37        2.9407325150    2.9407325150    8.2552254403   15.2592150087    N/A           N/A             N/A
  38        2.9901864907    1.0093358085    5.4849586754   13.7600915629    N/A           N/A             N/A
  39        2.3927116162    1.8647516712    7.8666791832   14.2002322159    N/A           N/A             N/A
  40        2.3582026198    2.3582026198    8.8014942796   14.8014942796    N/A           N/A             N/A
  41        5.0000000000    5.0000000000    2.2500000000   11.5221249272    50            N/A             N/A
  42        5.0000000000    5.0000000000    2.7500000000   12.2801113494    51            N/A             N/A
  43        5.0000000000    5.0000000000    2.7500000000   11.8573596358    49            N/A             N/A
  44        5.0000000000    5.0000000000    2.5445271599   11.5000000000    111           N/A             N/A
  45        5.0000000000    5.0000000000    2.5633280850   12.2199921276    110           N/A             N/A
  46        5.0000000000    5.0000000000    2.7500000000   12.5666865380    53            N/A             N/A
  47        5.0000000000    1.0000000000    2.6250000000   12.7826532229    57            N/A             N/A
  48        5.2642066512    5.2642066512    2.4790827108   12.3335581090    50            N/A             N/A
  49        5.0000000000    1.0000000000    2.6250000000   12.7750000000    58            N/A             N/A
  50        5.0000000000    5.0000000000    2.7500000000   11.7500000000    75            N/A             N/A
  51        5.0000000000    1.0000000000    2.6250000000   12.2620726139    81            N/A             N/A
  52        4.0975857633    3.2853117034    4.7539019822   12.6453045007    N/A           N/A             N/A
  53        5.0000000000    5.0000000000    2.2500000000   11.2500000000    N/A           N/A             N/A
  54          uncapped        uncapped      3.4500000000   9.9500000000     N/A           7.5            110.00
  55          uncapped        uncapped      3.2000000000   9.9500000000     N/A           7.5            110.00
  56          uncapped        uncapped      3.1000000000   9.9500000000     N/A           7.5            110.00
  57          uncapped        uncapped      2.9000000000   9.9500000000     N/A           7.5            110.00
  58          uncapped        uncapped      3.0500000000   9.9500000000     N/A           7.5            110.00
  59          uncapped        uncapped      3.0500000000   9.9500000000     N/A           7.5            110.00
  60          uncapped        uncapped      3.1500000000   9.9500000000     N/A           7.5            110.00
  61          uncapped        uncapped      3.8500000000   9.9500000000     N/A           7.5            110.00
  62          uncapped        uncapped      2.8000000000   9.9500000000     N/A           7.5            115.00

                                                            S-98

                                                                                            Original       Remaining     Remaining
Mortgage                                                   Gross              Net         Amortization    Amortization   Term of
 Loan     Original          Current     Initial Monthly   Mortgage          Mortgage         Term            Term        Maturity
Number   Balance($)        Balance($)    Payment ($)       Rate (%)         Rate (%)        (months)       (months)       (months)
------   ----------        ----------    -----------       --------         --------        --------       --------       -------
63        310,000.00       309,872.25     1,051.38         6.8750000000     6.3500000000      360           349            N/A
64        400,000.00       402,725.95     1,286.56         6.7500000000     6.2250000000      360           349            N/A
65        320,000.00       326,862.55     1,029.25         7.5000000000     6.9750000000      360           349            N/A
66        69,000.00        69,091.91      238.57           6.7500000000     6.2250000000      360           348            N/A
67        357,000.00       358,077.58     1,232.08         7.3750000000     6.8500000000      360           355            N/A
68        264,000.00       262,836.11     849.13           7.3300000000     6.8050000000      360           356            N/A
69        517,596.00       515,830.16     1,913.14         7.8300000000     7.3050000000      360           356            N/A
70        937,500.00       933,905.13     3,015.38         8.0350000000     7.5100000000      360           356            N/A
71        515,000.00       513,321.09     1,656.45         8.0350000000     7.5100000000      360           355            N/A
72        225,000.00       226,110.50     948.61           7.3300000000     6.8050000000      360           350            N/A
73        250,000.00       249,938.05     804.10           8.2850000000     7.7600000000      360           355            N/A
74        132,800.00       132,368.24     490.86           8.0350000000     7.5100000000      360           356            N/A
75        190,684.00       190,101.67     704.81           8.2850000000     7.7600000000      360           356            N/A
76        248,000.00       247,448.82     797.67           7.7850000000     7.2600000000      360           353            N/A
77        142,700.00       143,602.95     458.98           8.2850000000     7.7600000000      360           353            N/A
78        117,000.00       116,853.67       N/A            6.7500000000     6.2250000000      300           266            N/A
79        105,600.00       105,600.00       N/A            6.8400000000     6.3150000000      360           339            N/A
80        278,100.00       264,251.21       N/A            7.9344802690     7.5862226858      360           320            N/A
81        2,365,866.66     1,883,123.88     N/A            8.3114337219     7.7864337219      332           223            N/A
82        605,000.00       603,352.60       N/A            6.6247197741     6.0997197741      360           346            N/A
83        163,200.00       163,200.00       N/A            7.8500000000     7.3250000000      360           338            N/A
84        592,000.00       619,043.31       N/A            6.9900000000     6.4650000000      360           346            N/A
85        116,000.00       116,000.00       N/A            7.4500000000     6.9250000000      360           344            N/A
86        188,000.00       187,990.85       N/A            8.6884959640     8.1634959640      360           344            N/A
87        1,517,400.00     1,516,860.70     N/A            7.8741573682     7.3491573682      360           344            N/A
88        81,550.00        80,367.23        N/A            8.2750000000     7.7500000000      360           339            N/A
89        12,041,501.75    11,878,787.70    N/A            8.3162373552     7.7912373552      359           341            N/A
90        2,597,640.00     2,564,160.72     N/A            8.0364318437     7.5114318437      360           345            N/A
91        2,388,700.00     2,353,534.06     N/A            8.5512640801     8.0262640801      360           341            N/A
92        603,360.00       590,051.25       N/A            8.8194724056     8.2944724056      360           330            N/A
93        502,500.00       494,943.72       N/A            9.6005893691     9.1161303270      360           333            N/A
94        160,000.00       157,786.15       N/A            6.9500000000     6.4250000000      360           344            N/A
95        40,000.00        39,643.90        N/A            8.1000000000     7.5750000000      360           347            N/A
96        100,000.00       99,146.54        N/A            8.7000000000     8.1750000000      360           346            N/A
97        11,587,629.15    11,239,454.52    N/A            10.0308448078    9.5058448078      358           318            N/A
98        4,957,058.39     4,865,617.61     N/A            8.1992770046     7.7989950022      358           337            N/A
99        59,069,746.66    52,497,999.69    N/A            9.6936324268     9.1686324268      337           252            N/A
100       865,300.00       853,575.74       N/A            7.2829856882     6.7579856882      355           341            N/A
101       7,091,235.24     6,891,203.37     N/A            7.1669225147     6.6476517383      334           315            N/A
102       1,764,225.00     1,696,583.79     N/A            6.8190918886     6.2940918886      328           295            N/A
103       50,973,486.21    42,094,878.48    N/A            9.6633984681     9.1534939838      291           225            N/A
104       223,200.00       222,983.01       N/A            8.6000000000     8.0750000000      480           476            N/A
105       310,500.00       302,783.56       N/A            7.6523944447     7.1273944447      360           329            149
106       52,000.00        50,939.20        N/A            9.5000000000     8.9750000000      360           324            144
107       2,087,896.21     1,956,693.35     N/A            8.9417049390     8.4167049390      360           295            119
108       187,200.00       187,200.00       N/A            9.7500000000     9.2250000000      360           356            N/A
109       1,131,300.00     1,129,523.51     N/A            6.5914662491     6.0664662491      360           349            N/A
110       491,500.00       491,500.00       N/A            7.1588250254     6.6338250254      360           353            N/A
111       256,100.00       254,492.08       N/A            11.6179975463    11.0929975463     342           331            N/A
112       9,138,629.29     9,058,886.76     N/A            10.5364038380    10.0114038380     329           317            N/A
113       25,100.00        24,679.03        N/A            8.3500000000     7.8250000000      240           230            N/A
114       2,326,396.79     2,308,981.78     N/A            10.2747596428    9.7497596428      322           312            N/A
115       15,424,954.77    14,556,088.33    N/A            10.4545282590    9.9300755057      310           293            N/A
116       1,503,920.00     1,497,173.31     N/A            10.8954444267    10.4107097150     360           349            169
117       10,103,522.00    10,049,547.87    N/A            10.0764934415    9.5541036169      360           350            171
118       2,059,449.00     2,049,827.09     N/A            10.4182033357    9.8932033357      360           350            170
119       32,000.00        31,550.45        N/A            9.3000000000     8.7750000000      360           346            166
120       31,980.00        31,684.66        N/A            11.5000000000    11.2250000000     360           345            165
121       13,197,488.99    13,119,092.70    N/A            10.5379192289    10.0262332899     360           350            170
122       117,400.00       117,400.00       N/A            9.5000000000     8.9750000000      360           352            N/A
123       67,000.00        66,882.00        N/A            10.6250000000    10.1000000000     360           352            N/A
124       86,000.00        85,989.66        N/A            10.6000000000    10.0750000000     360           355            N/A




                                                        Months to                       Next
                                                          Next         Months         Payment            Months
Mortgage                                                Interest      Between        Adjustment         Between
  Loan                                     Gross          Rate         Rate            Period           Payment
Number   Loan Type       Index           Margin (%)    Adjustment   Adjustment         (months)       Adjustment
-----    ---------       -----           ----------    ----------   ----------         --------       ----------
63       Adjustable       MTA           2.8750000000       1               1                2            12
64       Adjustable       MTA           2.8000000000       1               1                2            12
65       Adjustable       MTA           3.4500000000       1               1                2            12
66       Adjustable       MTA           2.8000000000       1               1                13           12
67       Adjustable       MTA           3.4000000000       1               1                8            12
68       Adjustable       MTA           3.3750000000       1               1                9            12
69       Adjustable       MTA           3.8750000000       1               1                9            12
70       Adjustable   1-MonthLibor      3.1250000000       1               1                9            12
71       Adjustable   1-MonthLibor      3.1250000000       1               1                8            12
72       Adjustable   MTA               3.3750000000       1               1                3            12
73       Adjustable   1-MonthLibor      3.3750000000       1               1                8            12
74       Adjustable   1-MonthLibor      3.1250000000       1               1                9            12
75       Adjustable   1-MonthLibor      3.3750000000       1               1                9            12
76       Adjustable   1-MonthLibor      2.8750000000       1               1                6            12
77       Adjustable   1-MonthLibor      3.3750000000       1               1                6            12
78       Adjustable   1-MonthLibor      1.8750000000       1               1                2            1
79       Adjustable   1-YearLibor       6.8400000000       3               12               4            12
80       Adjustable   1-YearTreasury    6.9088741043       4               12               5            12
81       Adjustable   1-YearTreasury    4.5558440112       5               12               6            12
82       Adjustable   6-MonthLibor      5.0629203388       10              6                11           6
83       Adjustable   6-MonthLibor      7.2450000000       2               6                3            6
84       Adjustable   6-MonthLibor      4.9900000000       10              6                11           6
85       Adjustable   6-MonthLibor      4.9990000000       8               6                9            6
86       Adjustable   6-MonthLibor      6.0691523018       8               6                9            6
87       Adjustable   6-MonthLibor      5.8371384004       8               6                9            6
88       Adjustable   6-MonthLibor      8.0250000000       3               6                4            6
89       Adjustable   6-MonthLibor      5.6842214820       6               6                7            6
90       Adjustable   6-MonthLibor      6.5080924236       5               6                6            6
91       Adjustable   6-MonthLibor      5.7100147447       7               6                8            6
92       Adjustable   6-MonthLibor      6.7914594283       6               6                7            6
93       Adjustable   6-MonthLibor      6.7271504052       7               6                8            6
94       Adjustable   6-MonthLibor      4.9900000000       8               6                9            6
95       Adjustable   6-MonthLibor      8.1000000000       11              6                12           6
96       Adjustable   6-MonthLibor      5.0000000000       10              6                11           6
97       Adjustable   6-MonthLibor      6.0746015818       4               6                5            6
98       Adjustable   6-MonthLibor      5.6587686867       7               6                8            6
99       Adjustable   6-MonthLibor      5.0615642853       4               6                5            6
100        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
101        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
102        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
103        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
104        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
105        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
106        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
107        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
108        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
109        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
110        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
111        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
112        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
113        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
114        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
115        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
116        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
117        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
118        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
119        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
120        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
121        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
122        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
123        Fixed        N/A               N/A             N/A             N/A              N/A          N/A
124        Fixed        N/A               N/A             N/A             N/A              N/A          N/A



                                                                          Remaining                     Maximum
             Initial        Subsequent                                    Interest                      Negative
Mortgage     Periodic        Periodic         Gross           Gross         Only        Periodic      Amortization
  Loan        Rate            Rate           Minimum         Maximum        Term        Payment         Percentage
Number       Cap (%)         Cap (%)         Rate (%)        Rate (%)      (months)     Cap (%)            (%)
------       -------         -------         --------        --------      --------     -------            ---
63           uncapped        uncapped        2.8750000000   9.5750000000     N/A           7.5        115.00
64           uncapped        uncapped        2.8000000000   8.1500000000     N/A           7.5        115.00
65           uncapped        uncapped        3.4500000000   9.9500000000     N/A           7.5        115.00
66           uncapped        uncapped        2.8000000000   8.1500000000     N/A           7.5        115.00
67           uncapped        uncapped        3.4000000000   9.9500000000     N/A           7.5        115.00
68           uncapped        uncapped        3.3750000000   9.9500000000     N/A           7.5        110.00
69           uncapped        uncapped        3.8750000000   10.9500000000    N/A           7.5        110.00
70           uncapped        uncapped        3.1250000000   10.9500000000    N/A           7.5        110.00
71           uncapped        uncapped        3.1250000000   10.9500000000    N/A           7.5        110.00
72           uncapped        uncapped        3.3750000000   10.9500000000    N/A           7.5        110.00
73           uncapped        uncapped        3.3750000000   9.9500000000     N/A           7.5        110.00
74           uncapped        uncapped        3.1250000000   10.9500000000    N/A           7.5        110.00
75           uncapped        uncapped        3.3750000000   10.9500000000    N/A           7.5        110.00
76           uncapped        uncapped        2.8750000000   10.9500000000    N/A           7.5        110.00
77           uncapped        uncapped        3.3750000000   10.9500000000    N/A           7.5        110.00
78           1.0000000000    2.0000000000    1.8750000000   15.2500000000    2             N/A          N/A
79           3.0000000000    2.0000000000    6.8400000000   13.8400000000    3             N/A          N/A
80           2.8790909983    2.8790909983    6.9088741043   13.7513363110    N/A           N/A          N/A
81           2.9914719790    1.9914719790    4.5872063133   15.1236873078    N/A           N/A          N/A
82           3.0000000000    3.0000000000    5.0629203388   12.6247197741    10            N/A          N/A
83           3.0000000000    1.0000000000    7.8500000000   14.8500000000    2             N/A          N/A
84           1.0000000000    1.0000000000    6.9900000000   12.9900000000    10            N/A          N/A
85           1.0000000000    1.0000000000    7.4500000000   13.4500000000    20            N/A          N/A
86           3.0000000000    3.0000000000    8.6884959640   14.6884959640    44            N/A          N/A
87           3.0000000000    3.0000000000    7.6783582418   13.8741573682    44            N/A          N/A
88           3.0000000000    1.0000000000    8.2750000000   14.2750000000    N/A           N/A          N/A
89           2.9011244451    2.6581788910    7.4581255416   14.1206511275    N/A           N/A          N/A
90           2.5309688310    1.1663597066    7.1276515234   14.0735801781    N/A           N/A          N/A
91           2.7648541785    1.0848173151    7.1977756565   13.8200086719    N/A           N/A          N/A
92           2.4849616538    2.1981672101    8.1464681437   14.0391776091    N/A           N/A          N/A
93           2.3390849974    1.0000000000    6.7271504052   15.6005893691    N/A           N/A          N/A
94           1.0000000000    1.0000000000    6.9500000000   12.9500000000    N/A           N/A          N/A
95           3.0000000000    1.0000000000    8.1000000000   14.1000000000    N/A           N/A          N/A
96           3.0000000000    3.0000000000    5.0000000000   14.7000000000    N/A           N/A          N/A
97           2.5806328811    1.4869105196    6.7741314456   14.6757544008    N/A           N/A          N/A
98           3.0003071635    1.0294382382    6.1182108358   13.8617555152    N/A           N/A          N/A
99           2.0026883465    1.0123126105    5.6572177659   16.0498539674    N/A           N/A          N/A
100                N/A             N/A             N/A            N/A        N/A           N/A          N/A
101                N/A             N/A             N/A            N/A        N/A           N/A          N/A
102                N/A             N/A             N/A            N/A        N/A           N/A          N/A
103                N/A             N/A             N/A            N/A        N/A           N/A          N/A
104                N/A             N/A             N/A            N/A        N/A           N/A          N/A
105                N/A             N/A             N/A            N/A        N/A           N/A          N/A
106                N/A             N/A             N/A            N/A        N/A           N/A          N/A
107                N/A             N/A             N/A            N/A        N/A           N/A          N/A
108                N/A             N/A             N/A            N/A        116           N/A          N/A
109                N/A             N/A             N/A            N/A        109           N/A          N/A
110                N/A             N/A             N/A            N/A        53            N/A          N/A
111                N/A             N/A             N/A            N/A        N/A           N/A          N/A
112                N/A             N/A             N/A            N/A        N/A           N/A          N/A
113                N/A             N/A             N/A            N/A        N/A           N/A          N/A
114                N/A             N/A             N/A            N/A        N/A           N/A          N/A
115                N/A             N/A             N/A            N/A        N/A           N/A          N/A
116                N/A             N/A             N/A            N/A        N/A           N/A          N/A
117                N/A             N/A             N/A            N/A        N/A           N/A          N/A
118                N/A             N/A             N/A            N/A        N/A           N/A          N/A
119                N/A             N/A             N/A            N/A        N/A           N/A          N/A
120                N/A             N/A             N/A            N/A        N/A           N/A          N/A
121                N/A             N/A             N/A            N/A        N/A           N/A          N/A
122                N/A             N/A             N/A            N/A        112           N/A          N/A
123                N/A             N/A             N/A            N/A        112           N/A          N/A
124                N/A             N/A             N/A            N/A        115           N/A          N/A


                                                                S-99

                                                                                            Original       Remaining     Remaining
Mortgage                                                   Gross            Net           Amortization    Amortization   Term of
 Loan     Original          Current     Initial Monthly   Mortgage        Mortgage           Term            Term        Maturity
Number   Balance($)        Balance($)    Payment ($)       Rate (%)       Rate (%)          (months)       (months)       (months)
------   ----------        ----------    -----------       --------       --------          --------       --------       -------
125       55,200.00        55,200.00        N/A            12.3750000000   11.8500000000       180           170            N/A
126       27,750.00        27,750.00        N/A            11.2500000000   10.7250000000       180           172            N/A
127       185,530.00       185,530.00       N/A            11.1844041395   10.6594041395       265           258            N/A


                                                        Months to                       Next
                                                          Next         Months         Payment            Months
Mortgage                                                Interest      Between        Adjustment         Between
  Loan                                     Gross          Rate         Rate            Period           Payment
Number   Loan Type       Index           Margin (%)    Adjustment   Adjustment         (months)       Adjustment
-----    ---------       -----           ----------    ----------   ----------         --------       ----------
125       Fixed            N/A               N/A             N/A        N/A              N/A              N/A
126       Fixed            N/A               N/A             N/A        N/A              N/A              N/A
127       Fixed            N/A               N/A             N/A        N/A              N/A              N/A



                                                                          Remaining                     Maximum
             Initial        Subsequent                                    Interest                      Negative
Mortgage     Periodic        Periodic         Gross           Gross         Only        Periodic      Amortization
  Loan        Rate            Rate           Minimum         Maximum        Term        Payment         Percentage
Number       Cap (%)         Cap (%)         Rate (%)        Rate (%)      (months)     Cap (%)            (%)
------       -------         -------         --------        --------      --------     -------            ---
125             N/A             N/A             N/A            N/A           50          N/A               N/A
126             N/A             N/A             N/A            N/A           52          N/A               N/A
127             N/A             N/A             N/A            N/A           53          N/A               N/A

                                                                S-100

         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in May of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
-----------------                    ---            ---          ---         ---         ---         ---         ---
Initial Percentage                   100            100          100         100         100         100         100
May 2007......................        90             82           65          48          31          14          0
May 2008......................        81             65           36          11          0           0           0
May 2009......................        71             50           14          0           0           0           0
May 2010......................        63             37           4           0           0           0           0
May 2011......................        54             24           0           0           0           0           0
May 2012......................        46             14           0           0           0           0           0
May 2013......................        38             8            0           0           0           0           0
May 2014......................        30             3            0           0           0           0           0
May 2015......................        22             0            0           0           0           0           0
May 2016......................        15             0            0           0           0           0           0
May 2017......................        11             0            0           0           0           0           0
May 2018......................        7              0            0           0           0           0           0
May 2019......................        3              0            0           0           0           0           0
May 2020......................        0              0            0           0           0           0           0
May 2021......................        0              0            0           0           0           0           0
May 2022......................        0              0            0           0           0           0           0
May 2023......................        0              0            0           0           0           0           0
May 2024......................        0              0            0           0           0           0           0
May 2025......................        0              0            0           0           0           0           0
May 2026......................        0              0            0           0           0           0           0
May 2027......................        0              0            0           0           0           0           0
May 2028......................        0              0            0           0           0           0           0
May 2029......................        0              0            0           0           0           0           0
May 2030......................        0              0            0           0           0           0           0
May 2031......................        0              0            0           0           0           0           0
May 2032......................        0              0            0           0           0           0           0
May 2033......................        0              0            0           0           0           0           0
May 2034......................        0              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................       5.77           3.29         1.64        1.00        0.70        0.51       0.38
Weighted Average Life
(in years)(1)(2)..............       5.77           3.29         1.64        1.00        0.70        0.51       0.38
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
-----------------                    ---            ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
May 2007......................       100            100          100         100         100         100          81
May 2008......................       100            100          100         100          38          0           0
May 2009......................       100            100          100          18          0           0           0
May 2010......................       100            100          100          18          0           0           0
May 2011......................       100            100           79          0           0           0           0
May 2012......................       100            100           42          0           0           0           0
May 2013......................       100            100           13          0           0           0           0
May 2014......................       100            100           0           0           0           0           0
May 2015......................       100             94           0           0           0           0           0
May 2016......................       100             69           0           0           0           0           0
May 2017......................       100             48           0           0           0           0           0
May 2018......................       100             30           0           0           0           0           0
May 2019......................       100             13           0           0           0           0           0
May 2020......................        99             0            0           0           0           0           0
May 2021......................        60             0            0           0           0           0           0
May 2022......................        42             0            0           0           0           0           0
May 2023......................        24             0            0           0           0           0           0
May 2024......................        7              0            0           0           0           0           0
May 2025......................        0              0            0           0           0           0           0
May 2026......................        0              0            0           0           0           0           0
May 2027......................        0              0            0           0           0           0           0
May 2028......................        0              0            0           0           0           0           0
May 2029......................        0              0            0           0           0           0           0
May 2030......................        0              0            0           0           0           0           0
May 2031......................        0              0            0           0           0           0           0
May 2032......................        0              0            0           0           0           0           0
May 2033......................        0              0            0           0           0           0           0
May 2034......................        0              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      15.70          11.02         5.83        3.00        1.92        1.41       1.06
Weighted Average Life
(in years)(1)(2)..............      15.70          11.02         5.83        3.00        1.92        1.41       1.06
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
-----------------                    ---            ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
May 2007......................       100            100          100         100         100         100         100
May 2008......................       100            100          100         100         100          24          0
May 2009......................       100            100          100         100          0           0           0
May 2010......................       100            100          100         100          0           0           0
May 2011......................       100            100          100          95          0           0           0
May 2012......................       100            100          100          65          0           0           0
May 2013......................       100            100          100          45          0           0           0
May 2014......................       100            100           89          31          0           0           0
May 2015......................       100            100           70          21          0           0           0
May 2016......................       100            100           54          14          0           0           0
May 2017......................       100            100           42          10          0           0           0
May 2018......................       100            100           32          6           0           0           0
May 2019......................       100            100           25          2           0           0           0
May 2020......................       100             97           19          0           0           0           0
May 2021......................       100             73           12          0           0           0           0
May 2022......................       100             61           9           0           0           0           0
May 2023......................       100             50           7           0           0           0           0
May 2024......................       100             41           3           0           0           0           0
May 2025......................        90             32           1           0           0           0           0
May 2026......................        76             26           0           0           0           0           0
May 2027......................        62             20           0           0           0           0           0
May 2028......................        53             16           0           0           0           0           0
May 2029......................        44             13           0           0           0           0           0
May 2030......................        35             10           0           0           0           0           0
May 2031......................        27             7            0           0           0           0           0
May 2032......................        19             3            0           0           0           0           0
May 2033......................        13             0            0           0           0           0           0
May 2034......................        7              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      22.76          17.93        11.10        7.36        2.51        1.85       1.40
Weighted Average Life
(in years)(1)(2)..............      20.65          15.53         9.14        5.89        2.51        1.85       1.40
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-1
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
-----------------                   ---            ---        ---         ---         ---           ---         ---

Initial Percentage                   100           100        100         100          100          100        100
May 2007.....................        100           100        100         100          100          100        100
May 2008.....................        100           100        100         100          100          100         27
May 2009.....................        100           100        100         100           85           0           0
May 2010.....................        100           100         79          65           85           0           0
May 2011.....................        100           100         62          32           60           0           0
May 2012.....................        100           99          49          22           35           0           0
May 2013.....................        100           87          38          15           21           0           0
May 2014.....................        100           77          30          10           11           0           0
May 2015.....................        100           67          23           7            4           0           0
May 2016.....................        100           58          18           5            *           0           0
May 2017.....................         92           51          14           2            0           0           0
May 2018.....................         84           44          11           0            0           0           0
May 2019.....................         77           38           8           0            0           0           0
May 2020.....................         69           32           6           0            0           0           0
May 2021.....................         55           24           4           0            0           0           0
May 2022.....................         48           20           2           0            0           0           0
May 2023.....................         42           17           *           0            0           0           0
May 2024.....................         36           14           0           0            0           0           0
May 2025.....................         30           11           0           0            0           0           0
May 2026.....................         25            9           0           0            0           0           0
May 2027.....................         21            7           0           0            0           0           0
May 2028.....................         18            5           0           0            0           0           0
May 2029.....................         15            4           0           0            0           0           0
May 2030.....................         12            2           0           0            0           0           0
May 2031.....................          9            *           0           0            0           0           0
May 2032.....................          6            0           0           0            0           0           0
May 2033.....................          4            0           0           0            0           0           0
May 2034.....................          *            0           0           0            0           0           0
May 2035.....................          0            0           0           0            0           0           0
Weighted Average Life
(in years)(1)................       16.89         12.13       6.89        5.08         5.57         2.45       1.85
Weighted Average Life
(in years)(1)(2).............       16.20         11.37       6.28        4.62         4.14         2.45       1.85
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                      Class M-2
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                   5%            10%         20%         30%         40%         50%          60%
-----------------                   ---            ---        ---         ---         ---          ---          ---

Initial Percentage                   100            100         100         100         100         100         100
May 2007......................       100            100         100         100         100         100         100
May 2008......................       100            100         100         100         100         100         100
May 2009......................       100            100         100         100         100          27           0
May 2010......................       100            100          79          46         100          27           0
May 2011......................       100            100          62          32          15          27           0
May 2012......................       100             99          49          22           9          27           0
May 2013......................       100             87          38          15           5          13           0
May 2014......................       100             77          30          10           0           0           0
May 2015......................       100             67          23           7           0           0           0
May 2016......................       100             58          18           5           0           0           0
May 2017......................        92             51          14           0           0           0           0
May 2018......................        84             44          11           0           0           0           0
May 2019......................        77             38           8           0           0           0           0
May 2020......................        69             32           6           0           0           0           0
May 2021......................        55             24           3           0           0           0           0
May 2022......................        48             20           0           0           0           0           0
May 2023......................        42             17           0           0           0           0           0
May 2024......................        36             14           0           0           0           0           0
May 2025......................        30             11           0           0           0           0           0
May 2026......................        25              9           0           0           0           0           0
May 2027......................        21              7           0           0           0           0           0
May 2028......................        18              5           0           0           0           0           0
May 2029......................        15              4           0           0           0           0           0
May 2030......................        12              0           0           0           0           0           0
May 2031......................         9              0           0           0           0           0           0
May 2032......................         6              0           0           0           0           0           0
May 2033......................         4              0           0           0           0           0           0
May 2034......................         0              0           0           0           0           0           0
May 2035......................         0              0           0          0            0           0           0
Weighted Average Life
 (in years)(1)                      16.87          12.09        6.85        4.84        4.51        4.02        2.22
Weighted Average Life
 (in years)(1)(2)                   16.20          11.37        6.28        4.42        4.20        3.00        2.22
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.



                                                Percent of the Initial Class Certificate Principal Balance
                                                           at the Respective Percentages of CPR
                                  ---------------------------------------------------------------------------------------
                                                                        Class M-3
                                  ---------------------------------------------------------------------------------------
                                                                      CPR Percentage
                                  ---------------------------------------------------------------------------------------

Distribution Date:                    5%           10%         20%         30%          40%         50%          60%
-----------------                    ---            ---        ---         ---         ---          ---          ---

Initial Percentage                     100          100         100         100          100         100         100
May 2007..........................     100          100         100         100          100         100         100
May 2008..........................     100          100         100         100          100         100         100
May 2009..........................     100          100         100         100          100         100           0
May 2010..........................     100          100          79          46           33         100           0
May 2011..........................     100          100          62          32           15          65           0
May 2012..........................     100           99          49          22            9          16           0
May 2013..........................     100           87          38          15            3           0           0
May 2014..........................     100           77          30          10            0           0           0
May 2015..........................     100           67          23           7            0           0           0
May 2016..........................     100           58          18           2            0           0           0
May 2017..........................      92           51          14           0            0           0           0
May 2018..........................      84           44          11           0            0           0           0
May 2019..........................      77           38           8           0            0           0           0
May 2020..........................      69           32           6           0            0           0           0
May 2021..........................      55           24           0           0            0           0           0
May 2022..........................      48           20           0           0            0           0           0
May 2023..........................      42           17           0           0            0           0           0
May 2024..........................      36           14           0           0            0           0           0
May 2025..........................      30           11           0           0            0           0           0
May 2026..........................      25            9           0           0            0           0           0
May 2027..........................      21            7           0           0            0           0           0
May 2028..........................      18            4           0           0            0           0           0
May 2029..........................      15            0           0           0            0           0           0
May 2030..........................      12            0           0           0            0           0           0
May 2031..........................       9            0           0           0            0           0           0
May 2032..........................       6            0           0           0            0           0           0
May 2033..........................       0            0           0           0            0           0           0
May 2034..........................       0            0           0           0            0           0           0
May 2035..........................       0            0           0          0             0           0           0
Weighted Average Life
(in years)(1)                         16.85        12.05        6.82        4.77        4.23         5.30       2.45
Weighted Average Life
(in years)(1)(2)                      16.20        11.37        6.28        4.37        3.94         3.27       2.40
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.




                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-4
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date:                    5%          10%          20%         30%         40%        50%         60%
-----------------                    ---          ---          ---         ---         ---        ---         ---

Initial Percentage                     100          100         100         100         100        100        100
May 2007.......................        100          100         100         100         100        100        100
May 2008.......................        100          100         100         100         100        100        100
May 2009.......................        100          100         100         100         100        100          0
May 2010.......................        100          100          79          46          25        100          0
May 2011.......................        100          100          62          32          15          1          0
May 2012.......................        100           99          49          22           9          0          0
May 2013.......................        100           87          38          15           0          0          0
May 2014.......................        100           77          30          10           0          0          0
May 2015.......................        100           67          23           7           0          0          0
May 2016.......................        100           58          18           0           0          0          0
May 2017.......................         92           51          14           0           0          0          0
May 2018.......................         84           44          11           0           0          0          0
May 2019.......................         77           38           8           0           0          0          0
May 2020.......................         69           32           3           0           0          0          0
May 2021.......................         55           24           0           0           0          0          0
May 2022.......................         48           20           0           0           0          0          0
May 2023.......................         42           17           0           0           0          0          0
May 2024.......................         36           14           0           0           0          0          0
May 2025.......................         30           11           0           0           0          0          0
May 2026.......................         25            9           0           0           0          0          0
May 2027.......................         21            7           0           0           0          0          0
May 2028.......................         18            0           0           0           0          0          0
May 2029.......................         15            0           0           0           0          0          0
May 2030.......................         12            0           0           0           0          0          0
May 2031.......................          9            0           0           0           0          0          0
May 2032.......................          5            0           0           0           0          0          0
May 2033.......................          0            0           0           0           0          0          0
May 2034.......................          0            0           0           0           0          0          0
May 2035.......................          0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         16.82        12.00        6.80        4.70        4.03       4.32      2.70
Weighted Average Life
(in years)(1)(2)                      16.20        11.37        6.28        4.33        3.76       3.27      2.43
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-5
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date:                    5%          10%          20%         30%         40%        50%         60%
-----------------                    ---          ---          ---         ---         ---        ---         ---

Initial Percentage                     100          100         100         100         100        100        100
May 2007.......................        100          100         100         100         100        100        100
May 2008.......................        100          100         100         100         100        100        100
May 2009.......................        100          100         100         100         100        100          0
May 2010.......................        100          100          79          46          25         53          0
May 2011.......................        100          100          62          32          15          0          0
May 2012.......................        100           99          49          22           9          0          0
May 2013.......................        100           87          38          15           0          0          0
May 2014.......................        100           77          30          10           0          0          0
May 2015.......................        100           67          23           2           0          0          0
May 2016.......................        100           58          18           0           0          0          0
May 2017.......................         92           51          14           0           0          0          0
May 2018.......................         84           44          11           0           0          0          0
May 2019.......................         77           38           8           0           0          0          0
May 2020.......................         69           32           0           0           0          0          0
May 2021.......................         55           24           0           0           0          0          0
May 2022.......................         48           20           0           0           0          0          0
May 2023.......................         42           17           0           0           0          0          0
May 2024.......................         36           14           0           0           0          0          0
May 2025.......................         30           11           0           0           0          0          0
May 2026.......................         25            9           0           0           0          0          0
May 2027.......................         21            *           0           0           0          0          0
May 2028.......................         18            0           0           0           0          0          0
May 2029.......................         15            0           0           0           0          0          0
May 2030.......................         12            0           0           0           0          0          0
May 2031.......................          9            0           0           0           0          0          0
May 2032.......................          0            0           0           0           0          0          0
May 2033.......................          0            0           0           0           0          0          0
May 2034.......................          0            0           0           0           0          0          0
May 2035.......................          0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         16.80        11.96        6.76        4.64        3.94       4.04       2.86
Weighted Average Life
(in years)(1)(2)                      16.20        11.37        6.28        4.30        3.69       3.27       2.43
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-6
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date:                    5%          10%          20%         30%         40%        50%         60%
-----------------                    ---          ---          ---         ---         ---        ---         ---

Initial Percentage                     100          100         100         100         100        100        100
May 2007.......................        100          100         100         100         100        100        100
May 2008.......................        100          100         100         100         100        100        100
May 2009.......................        100          100         100         100         100        100         84
May 2010.......................        100          100          79          46          25         12         84
May 2011.......................        100          100          62          32          15          0         41
May 2012.......................        100           99          49          22           5          0          0
May 2013.......................        100           87          38          15           0          0          0
May 2014.......................        100           77          30          10           0          0          0
May 2015.......................        100           67          23           0           0          0          0
May 2016.......................        100           58          18           0           0          0          0
May 2017.......................         92           51          14           0           0          0          0
May 2018.......................         84           44          11           0           0          0          0
May 2019.......................         77           38           2           0           0          0          0
May 2020.......................         69           32           0           0           0          0          0
May 2021.......................         55           24           0           0           0          0          0
May 2022.......................         48           20           0           0           0          0          0
May 2023.......................         42           17           0           0           0          0          0
May 2024.......................         36           14           0           0           0          0          0
May 2025.......................         30           11           0           0           0          0          0
May 2026.......................         25            5           0           0           0          0          0
May 2027.......................         21            0           0           0           0          0          0
May 2028.......................         18            0           0           0           0          0          0
May 2029.......................         15            0           0           0           0          0          0
May 2030.......................         12            0           0           0           0          0          0
May 2031.......................          7            0           0           0           0          0          0
May 2032.......................          0            0           0           0           0          0          0
May 2033.......................          0            0           0           0           0          0          0
May 2034.......................          0            0           0           0           0          0          0
May 2035.......................          0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         16.75        11.90        6.71        4.60        3.85       3.81      4.67
Weighted Average Life
(in years)(1)(2)                      16.20        11.37        6.28        4.30        3.63       3.27      2.43
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-7
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date:                    5%          10%          20%         30%         40%        50%         60%
-----------------                    ---          ---          ---         ---         ---        ---         ---

Initial Percentage                     100          100         100         100         100        100        100
May 2007.......................        100          100         100         100         100        100        100
May 2008.......................        100          100         100         100         100        100        100
May 2009.......................        100          100         100         100         100        100        100
May 2010.......................        100          100          79          46          25         12         94
May 2011.......................        100          100          62          32          15          0          0
May 2012.......................        100           99          49          22           0          0          0
May 2013.......................        100           87          38          15           0          0          0
May 2014.......................        100           77          30           4           0          0          0
May 2015.......................        100           67          23           0           0          0          0
May 2016.......................        100           58          18           0           0          0          0
May 2017.......................         92           51          14           0           0          0          0
May 2018.......................         84           44           6           0           0          0          0
May 2019.......................         77           38           0           0           0          0          0
May 2020.......................         69           32           0           0           0          0          0
May 2021.......................         55           24           0           0           0          0          0
May 2022.......................         48           20           0           0           0          0          0
May 2023.......................         42           17           0           0           0          0          0
May 2024.......................         36           14           0           0           0          0          0
May 2025.......................         30            6           0           0           0          0          0
May 2026.......................         25            0           0           0           0          0          0
May 2027.......................         21            0           0           0           0          0          0
May 2028.......................         18            0           0           0           0          0          0
May 2029.......................         15            0           0           0           0          0          0
May 2030.......................         11            0           0           0           0          0          0
May 2031.......................          0            0           0           0           0          0          0
May 2032.......................          0            0           0           0           0          0          0
May 2033.......................          0            0           0           0           0          0          0
May 2034.......................          0            0           0           0           0          0          0
May 2035.......................          0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         16.68        11.81        6.64        4.52        3.75       3.62       4.21
Weighted Average Life
(in years)(1)(2)                      16.20        11.37        6.28        4.27        3.57       3.27       2.43
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, the swap account, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfall Carry Forward Amounts and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 20% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfall Carry Forward Amounts, and in rights to payments from and interests in the interest rate swap agreement (such rights, the "Derivative Rights,") as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to such certificateholder's right to receive Net Swap Payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or any custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or any custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodians. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and a custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch.

                                               Rating
                           ----------------------------------------------
                  Class     Standard and Poor's               Fitch
                  -----     -------------------               -----
                   A-1              AAA                        AAA
                   A-2              AAA                        AAA
                   A-3              AAA                        AAA
                   M-1               AA                         AA
                   M-2               AA-                        AA-
                   M-3                A                          A
                   M-4                A-                         A-
                   M-5              BBB+                       BBB+
                   M-6              BBB                        BBB
                   M-7              BBB-                       BBB-


         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed by the securities administrator with the Commission will be posted on the securities administrator's internet web site no later than one business day after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS


6-month LIBOR..............................................................S-35
Applied Realized Loss Amount...............................................S-63
Basis Risk Shortfall.......................................................S-64
Basis Risk Shortfall Carry Forward Amount..................................S-63
Certificate Principal Balance..............................................S-64
Certificate Registrar.......................................................S-6
Class A Certificates........................................................S-8
Class A Principal Distribution Amount......................................S-64
Class B-IO Certificates.....................................................S-8
Class M Certificates........................................................S-8
Class M-1 Principal Distribution Amount....................................S-64
Class M-2 Principal Distribution Amount....................................S-65
Class M-3 Principal Distribution Amount....................................S-65
Class M-4 Principal Distribution Amount........................S-66, S-67, S-68
Class R Certificates........................................................S-8
Clearstream................................................................S-56
Closing Date................................................................S-6
Code......................................................................S-112
collateral value...........................................................S-34
Compensating Interest......................................................S-52
Contributions Tax.........................................................S-114
CSSF.......................................................................S-58
Current Interest...........................................................S-69
Cut-Off Date................................................................S-6
Depositor...................................................................S-5
Distribution Account.......................................................S-50
DTC........................................................................S-56
Due Period.................................................................S-69
ERISA.....................................................................S-114
Euroclear..................................................................S-56
Excess Cashflow............................................................S-69
Excess Overcollateralization Amount........................................S-69
Excess Spread..............................................................S-69
Exemption.................................................................S-115
Extra Principal Distribution Amount........................................S-69
final scheduled distribution date..........................................S-95
Financial Intermediary.....................................................S-56
Fiscal Quarter.............................................................S-87
Fitch......................................................................S-13
hybrid mortgage loans.......................................................S-6
Insurance Proceeds.........................................................S-69
interest adjustment date...................................................S-35
Interest Carry Forward Amount..............................................S-70
Interest Funds.............................................................S-70
interest rate cap...........................................................S-9
interest rate swap agreement...............................................S-11
Issuing Entity..............................................................S-6
LIBOR business day.........................................................S-77
Liquidation Proceeds.......................................................S-71

Master Servicer.............................................................S-5
MOM loan...................................................................S-37
net mortgage rate..........................................................S-76
offered certificates.......................................................S-56
One-Month LIBOR............................................................S-75
optional termination date.............................................S-9, S-86
Originators.................................................................S-5
Overcollateralization Amount...............................................S-71
Overcollateralization Floor................................................S-71
Paying Agent................................................................S-6
Plan.......................................................................S-13
Plan Asset Regulations....................................................S-114
Plan(s)...................................................................S-114
Pooling and Servicing Agreement.............................................S-6
Prepayment Interest Shortfall..............................................S-52
Prepayment Period..........................................................S-71
Principal Distribution Amount..............................................S-71
Principal Funds............................................................S-71
Prohibited Transactions Tax...............................................S-113
PTE.......................................................................S-115
Realized Loss..............................................................S-72
Reference Banks............................................................S-77
Relief Act.................................................................S-72
Remaining Excess Spread....................................................S-72
residual certificates......................................................S-56
residual interest..........................................................S-12
Rules......................................................................S-56
Securities Administrator....................................................S-6
senior certificates........................................................S-56
Servicers...................................................................S-5
servicing agreements.......................................................S-44
SMMEA.....................................................................S-117
Specified Overcollateralization Amount.....................................S-72
Sponsor.....................................................................S-5
Standard & Poor's..........................................................S-13
Stated Principal Balance...................................................S-73
Stepdown Date..............................................................S-73
subordinate certificates...................................................S-56
Subsequent Recovery........................................................S-75
Swap Provider...............................................................S-6
Tax Counsel...............................................................S-112
The Certificates............................................................S-5
Trigger Event..............................................................S-73
Trustee.....................................................................S-5
Unpaid Applied Realized Loss Amount........................................S-74

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

         The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of May 1, 2006.


             MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
MORTGAGE RATES (%)                           LOAN           OFF DATE                   POOL
------------------                        ----------  ------------------------    --------------
4.501            -   5.000                       2                 $ 149,308               0.05 %
5.001            -   5.500                       4                 1,079,106               0.38
5.501            -   6.000                      36                 7,809,500               2.76
6.001            -   6.500                      61                13,705,983               4.85
6.501            -   7.000                     133                23,782,999               8.41
7.001            -   7.500                     142                25,474,501               9.01
7.501            -   8.000                     180                21,877,106               7.73
8.001            -   8.500                     212                23,551,588               8.33
8.501            -   9.000                     299                23,735,335               8.39
9.001            -   9.500                     351                24,802,831               8.77
9.501            -   10.000                    620                32,192,930              11.38
10.001           -   10.500                    461                22,583,870               7.98
10.501           -   11.000                    540                26,256,184               9.28
11.001           -   11.500                    391                15,220,275               5.38
11.501           -   12.000                    243                 9,897,915               3.50
12.001           -   12.500                    196                 5,541,873               1.96
12.501           -   13.000                     71                 3,023,424               1.07
13.001           -   13.500                     54                 1,845,745               0.65
13.501           -   14.000                      8                   191,058               0.07
14.001           -   14.500                      3                    72,902               0.03
14.501           -   15.000                      1                     5,029                  -
15.501           -   16.000                      1                    35,475               0.01
                                           -----------------------------------------------------
     Total                                   4,009             $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 9.031% per annum.

            ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF TOTAL PORTFOLIO


                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
ORIGINAL COMBINED LOAN-TO-                 MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
VALUE RATIOS (%)                             LOAN           OFF DATE                   POOL
----------------                          ----------  ------------------------    --------------
0.01              -  10.00                         1               $ 111,154               0.04 %
10.01             -  20.00                         3                  37,232               0.01
20.01             -  30.00                        12                 207,884               0.07
30.01             -  40.00                        39               1,445,822               0.51
40.01             -  50.00                        82               3,849,127               1.36
50.01             -  60.00                       122               6,232,726               2.20
60.01             -  70.00                       257              20,326,064               7.19
70.01             -  80.00                       769              62,143,880              21.97
80.01             -  90.00                       876              67,199,826              23.76
90.01             -  100.00                    1,790             115,755,118              40.93
100.01            -  110.00                       35               2,624,636               0.93
110.01            -  120.00                        5                 566,567               0.20
120.01               or Greater                   18               2,334,901               0.83
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.82%.


      SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO



                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE($)              LOAN           OFF DATE                   POOL
------------------------------            ----------  ------------------------    --------------
1                 -  50,000                    2,196            $ 61,721,768              21.82 %
50,001            -  100,000                   1,089              76,138,750              26.92
100,001           -  150,000                     347              42,022,156              14.86
150,001           -  200,000                     141              24,149,651               8.54
200,001           -  250,000                      79              17,720,952               6.27
250,001           -  300,000                      47              12,808,388               4.53
300,001           -  350,000                      31              10,075,520               3.56
350,001           -  400,000                      26               9,613,476               3.40
400,001           -  450,000                      11               4,670,471               1.65
450,001           -  500,000                      15               7,146,275               2.53
500,001           -  550,000                      11               5,733,546               2.03
550,001           -  600,000                       9               5,204,316               1.84
600,001           -  650,000                       2               1,261,202               0.45
650,001           -  700,000                       2               1,377,659               0.49
750,001          or Greater                        3               3,190,810               1.13
                                           -----------------------------------------------------
     Total                                     4,009             282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
$70,550.



             CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO*


                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
RANGE OF CREDIT SCORES                      LOAN           OFF DATE                   POOL
----------------------                    ----------  ------------------------    --------------
1                -   500                         488            $ 32,714,234              11.57 %
501              -   520                         411              29,217,892              10.33
521              -   540                         437              32,305,227              11.42
541              -   560                         404              25,606,487               9.05
561              -   580                         339              23,090,903               8.16
581              -   600                         322              20,829,521               7.36
601              -   620                         269              19,506,850               6.90
621              -   640                         296              26,140,208               9.24
641              -   660                         246              13,738,712               4.86
661              -   680                         213              14,124,817               4.99
681              -   700                         185              15,263,777               5.40
701              -   720                         138              11,342,746               4.01
721              -   740                         102               7,305,921               2.58
741              -   760                          67               4,001,147               1.41
761              -   780                          39               3,362,094               1.19
781              -   800                          38               3,816,274               1.35
801 or Greater                                    15                 468,128               0.17
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 590.

*Based upon the most recently available data.


     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                     LOAN           OFF DATE                   POOL
-----------------------                   ----------  ------------------------    --------------
Alabama                                           36             $ 1,532,070               0.54 %
Alaska                                             2                 481,132               0.17
Arizona                                           51               5,590,707               1.98
Arkansas                                          82               2,984,373               1.06
California                                       329              42,745,085              15.11
Colorado                                          51               4,307,353               1.52
Connecticut                                       25               2,982,118               1.05
Delaware                                           7                 614,760               0.22
District of Columbia                               9               1,671,220               0.59
Florida                                          249              20,577,064               7.28
Georgia                                          206              15,863,827               5.61
Hawaii                                             3               1,059,331               0.37
Idaho                                              7                 456,249               0.16
Illinois                                         146               9,417,228               3.33
Indiana                                          130               6,924,639               2.45
Iowa                                              50               2,668,996               0.94
Kansas                                            38               1,604,602               0.57
Kentucky                                          59               2,857,839               1.01
Louisiana                                        228               9,500,151               3.36
Maine                                             28               1,695,825               0.60
Maryland                                          60               6,234,349               2.20
Massachusetts                                     44               6,615,589               2.34
Michigan                                         174               9,081,622               3.21
Minnesota                                         53               6,864,947               2.43
Mississippi                                      138               5,377,591               1.90
Missouri                                          73               3,990,394               1.41
Montana                                            2                  78,600               0.03
Nebraska                                          26               1,317,046               0.47
Nevada                                            44               5,057,338               1.79
New Hampshire                                     13               1,359,291               0.48
New Jersey                                        47               6,546,160               2.31
New Mexico                                        27               1,896,618               0.67
New York                                         171              11,821,404               4.18
North Carolina                                   142               8,071,033               2.85
North Dakota                                       2                 213,037               0.08
Ohio                                             186              10,850,991               3.84
Oklahoma                                          99               3,707,679               1.31
Oregon                                            24               1,412,166               0.50
Pennsylvania                                     173               8,029,951               2.84
Rhode Island                                       6                 902,942               0.32
South Carolina                                    78               4,540,962               1.61
South Dakota                                       1                  48,834               0.02
Tennessee                                        151               8,036,764               2.84
Texas                                            308              16,467,257               5.82
Utah                                              36               2,909,007               1.03
Vermont                                            1                 199,073               0.07
Virginia                                          80               7,443,069               2.63
Washington                                        49               4,311,139               1.52
West Virginia                                     22                 977,779               0.35
Wisconsin                                         39               2,633,131               0.93
Wyoming                                            4                 304,608               0.11
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

          PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
PROPERTY TYPE                               LOAN           OFF DATE                   POOL
-------------                             ----------  ------------------------    --------------
2-4 Family                                       155            $ 15,561,251               5.50 %
CO-OP                                              1                  28,472               0.01
Condominium                                      132              10,703,424               3.78
Manufactured Home                                  1                 473,497               0.17
PUD                                              354              35,255,646              12.47
Single Family                                  3,355             219,874,234              77.74
Townhouse                                         11                 938,413               0.33
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================



          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO*

                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
OCCUPANCY STATUS                            LOAN           OFF DATE                   POOL
----------------                          ----------  ------------------------    --------------
Investor                                         203            $ 13,006,389               4.60 %
Owner Occupied                                 3,755             264,485,557              93.51
Second Home                                       51               5,342,993               1.89
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

*Based upon representations of the related mortgagors at the time of origination.


   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
STATED REMAINING TERM                       LOAN           OFF DATE                   POOL
---------------------                     ----------  ------------------------    --------------
1                -   48                          107               $ 831,097               0.29 %
59               -   60                            2                  17,255               0.01
61               -   120                         640              14,597,506               5.16
121              -   180                         820              40,106,398              14.18
181              -   240                         153               7,607,474               2.69
241              -   300                       1,022              61,125,487              21.61
301              -   360                       1,259             156,989,711              55.51
361 Months and Greater                             6               1,560,009               0.55
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 287 months.


              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                        AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
LOAN PURPOSE                                LOAN           OFF DATE                   POOL
------------                              ----------  ------------------------    --------------
Cash-Out Refinance                             2,387           $ 147,281,480              52.07 %
Purchase                                       1,472             115,306,253              40.77
Rate/Term Refinance                              150              20,247,205               7.16
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================


         MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
MAXIMUM MORTGAGE INTEREST                  MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
RATE(%)                                     LOAN           OFF DATE                   POOL
-------                                   ----------  ------------------------    --------------
0.001             -  11.000                       28             $ 9,313,165               3.29 %
11.001            -  11.500                        7               1,321,451               0.47
11.501            -  12.000                       14               2,836,058               1.00
12.001            -  12.500                       48               9,251,936               3.27
12.501            -  13.000                       85              15,675,640               5.54
13.001            -  13.500                       91              16,634,637               5.88
13.501            -  14.000                      104              15,379,531               5.44
14.001            -  14.500                      121              17,379,296               6.14
14.501            -  15.000                      148              15,737,528               5.56
15.001            -  15.500                      207              16,516,707               5.84
15.501            -  16.000                      257              18,219,200               6.44
16.001            -  16.500                      157              10,911,441               3.86
16.501            -  17.000                      270              14,281,722               5.05
17.001            -  17.500                       45               2,754,913               0.97
17.501            -  18.000                      119               5,266,415               1.86
18.001               or Greater                   25               1,956,679               0.69
FIXED                                          2,283             109,398,620              38.68
                                           -----------------------------------------------------
     Total                                          4,009      $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 14.531% per annum.


         MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
MINIMUM MORTGAGE INTEREST                  MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
RATE (%)                                    LOAN           OFF DATE                   POOL
--------                                  ----------  ------------------------    --------------
0.001             -  3.000                        72            $ 10,952,228               3.87 %
3.001             -  3.500                        41               7,165,256               2.53
3.501             -  4.000                       132              10,671,646               3.77
4.001             -  4.500                       217              15,056,295               5.32
4.501             -  5.000                       115              12,158,937               4.30
5.001             -  5.500                       287              17,280,618               6.11
5.501             -  6.000                       207              14,445,621               5.11
6.001             -  6.500                        88              12,538,277               4.43
6.501             -  7.000                        80              12,584,432               4.45
7.001             -  7.500                        87              12,944,221               4.58
7.501             -  8.000                        93              12,214,468               4.32
8.001             -  8.500                        91              13,191,113               4.66
8.501             -  9.000                        69               9,258,944               3.27
9.001             -  9.500                        39               4,767,084               1.69
9.501             -  10.000                       33               3,779,037               1.34
10.001            -  10.500                       21               1,592,760               0.56
10.501 and Greater                                54               2,835,383               1.00
FIXED                                          2,283             109,398,620              38.68
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 6.172% per annum.


             GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
GROSS MARGIN (%)                            LOAN           OFF DATE                   POOL
----------------                          ----------  ------------------------    --------------
0.001             -  2.500                        11             $ 1,955,888               0.69 %
2.501             -  3.000                        64               9,440,710               3.34
3.001             -  3.500                        42               7,187,165               2.54
3.501             -  4.000                       160              13,757,422               4.86
4.001             -  4.500                       236              16,582,370               5.86
4.501             -  5.000                       158              19,638,115               6.94
5.001             -  5.500                       348              26,153,042               9.25
5.501             -  6.000                       341              32,216,493              11.39
6.001             -  6.500                       141              18,294,515               6.47
6.501             -  7.000                        97              13,627,990               4.82
7.001             -  7.500                        55               5,823,955               2.06
7.501             -  8.000                        31               3,515,658               1.24
8.001 and Greater                                 42               5,242,997               1.85
FIXED                                          2,283             109,398,620              38.68
                                           -----------------------------------------------------
     Total                                     4,009           $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.349% per annum.


 MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
MONTHS TO NEXT INTEREST RATE               MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
ADJUSTMENT                                  LOAN           OFF DATE                   POOL
----------                                ----------  ------------------------    --------------
1                 -  12                        1,312           $ 103,669,219              36.65 %
13                -  24                          352              59,073,775              20.89
25                -  36                           20               2,936,350               1.04
37                -  48                            2                 506,571               0.18
49                -  60                           35               6,025,877               2.13
73                -  84                            3                 663,381               0.23
97 or Greater                                      2                 561,145               0.20
FIXED                                          2,283             109,398,620              38.68
                                           -----------------------------------------------------
     Total                                          4,009      $ 282,834,938             100.00 %
                                           =====================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 11 months.



          INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                           NUMBER OF     PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF CUT-      % OF MORTGAGE
INTEREST ONLY                               LOAN           OFF DATE                   POOL
-------------                             ----------  ------------------------    --------------
10 Year Interest Only                             16             $ 4,097,794               1.45 %
2 Year Interest Only                              22               5,703,626               2.02
3 Year Interest Only                               9               1,438,382               0.51
5 Year Interest Only                             100              19,979,784               7.06
7 Year Interest Only                               3                 663,381               0.23
Non-IO                                         3,859             250,951,972              88.73
                                           -----------------------------------------------------
     Total                                          4,009      $ 282,834,938             100.00 %
                                           =====================================================


                                                                        ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

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

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.


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